As filed with the Securities and Exchange Commission on August 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIVE Digital Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Canada	7374	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 855 -789 West Pender Street, Vancouver, BC V6C 1H2

(604) 664-1078

(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jonathan H. Gardner Danielle P. Fahey Kavinoky Cook LLP 726 Exchange Street; Suite 800 Buffalo, NY 14210 (716) 845-6000	Dennis Peterson Peterson McVicar LLP 18 King St. E., Suite 902 Toronto, ON M5C 1C4 (647) 259-1790	Ryan J. Dzierniejko Skadden, Arps, Slate. Meagher & Flom LLP One Manhattan West New York, NY 10001-8602 (212) 735-3000	Geoffrey Cher Wildeboer Dellelce LLP Wildeboer Dellelce Place 365 Bay Street, Suite 800 Toronto, ON M5H 2V1 (416 361-3121

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐		at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐

pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

AMENDED AND RESTATED PROSPECTUS SUPPLEMENT
amending and restating the prospectus supplement dated May 10, 2023 to the short form base shelf prospectus dated May 1, 2023

New Issue	August 17, 2023

HIVE DIGITAL TECHNOLOGIES LTD.

Up to US$90,000,000 of Common Shares

This document amends and restates the prospectus supplement of HIVE Digital Technologies Ltd. (formerly, HIVE Blockchain Technologies Ltd.) (the "Company", "HIVE", or "we") dated May 10, 2023, and accordingly, the information in this amended and restated prospectus supplement supersedes the information contained in the prospectus supplement of the Company dated May 10, 2023. This prospectus supplement, together with the base shelf prospectus, hereby qualifies the distribution (the "Offering") of up to US$90,000,000 of common shares in the capital of the Company (the "Common Shares" and each Common Share being qualified hereunder, an "Offered Share"). See "PLAN OF DISTRIBUTION".

The Common Shares are listed for trading on the TSX Venture Exchange (the "TSXV") under the trading symbol "HIVE" as well as on the Nasdaq Capital Market Exchange ("Nasdaq") under the symbol "HIVE" and on the Open Market of the Frankfurt Stock Exchange ("FSE") under the trading symbol "YO0.F". On August 16, 2023, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSXV was C$5.65. On August 16, 2023, being the last complete trading day on Nasdaq prior to the date hereof, the closing price of the Common Shares on Nasdaq was US$4.16. The Company has submitted a notification of listing to list the Offered Shares on Nasdaq and has received conditional approval to list the Offered Shares on the TSXV. Listing on Nasdaq and the TSXV will be subject to the Company fulfilling all of the listing requirements of Nasdaq and the TSXV, respectively.

The Company is permitted, under the multi-jurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this prospectus supplement and the accompanying base shelf prospectus in accordance with Canadian disclosure requirements. Purchasers of the Common Shares should be aware that such requirements are different from those of the United States. Financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board ("IFRS"), and such financial statements are subject to Canadian auditing and auditor independence standards, and thus, may not be comparable to financial statements of United States companies.

The Company has entered into an amended and restated equity distribution agreement dated the date hereof (the "Distribution Agreement") with Canaccord Genuity LLC, Canaccord Genuity Corp. and Stifel Nicolaus Canada Inc. (together, the "Agents") pursuant to which the Company may distribute the Offered Shares from time to time through the Agents in accordance with the terms of the Distribution Agreement. Sales of Common Shares, if any, under this prospectus supplement are anticipated to be made in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102") and an "at-the-market offering" as defined in Rule 415 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), including sales made directly on the TSXV, Nasdaq or on any other existing trading market for the Common Shares. The Common Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices at which Common Shares are sold in the Offering may vary as between purchasers and during the period of any distribution. There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after only raising a portion of the Offering amount set out above, or none at all. See "PLAN OF DISTRIBUTION".

S-i

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, most of the officers and directors are not residents of the United States, that some or all of the Agents or experts named in this prospectus supplement and in the accompanying base shelf prospectus are not residents of the United States, and that a substantial portion of the assets of the Company and such persons are located outside the United States.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON SHARES NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THE BASE SHELF PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Company will pay the Agents compensation for their services in connection with the sale of the Offered Shares pursuant to the Distribution Agreement of 3.0% of the gross sales price per Offered Share sold pursuant to the Offering (the "Commission").

No underwriter or agent of the at-the-market distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Investment in the Common Shares is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus supplement, the base shelf prospectus and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See the "Risk Factors" section of the base shelf prospectus and in this prospectus supplement.

In the opinion of counsel, the Common Shares, if issued on the date hereof, generally would be qualified investments under the Income Tax Act (Canada) and the regulations thereunder (collectively, the "Tax Act") for certain tax-exempt trusts. See "ELIGIBILITY FOR INVESTMENT".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein. Purchasers of the Common Shares should read the tax discussion contained in this prospectus supplement and consult their tax advisors with respect to their own particular circumstances. See "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS", "CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS".

Certain of the Company's current directors, officers and promoters reside outside of Canada. The persons named below have appointed the Company as their agent for service of process. Securityholders are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Digital Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee

S-ii

The Company's head office is located at Suite 855, 789 West Pender Street, Vancouver, BC, V6C 1H2 and its registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

S-iii

S-iv

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
THE BASE SHELF PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities the Company is offering and also adds to and updates certain information contained in the base shelf prospectus and the documents incorporated by reference herein and therein. The second part, the base shelf prospectus, gives more general information, some of which may not apply to the Offered Shares offered hereunder. This prospectus supplement is deemed to be incorporated by reference into the base shelf prospectus solely for the purposes of the Offering constituted by this prospectus supplement.

Purchasers should rely only on the information contained in or incorporated by reference into this prospectus supplement and the base shelf prospectus. Neither the Company nor the Agents have authorized any other person to provide purchasers with additional or different information. If anyone provides purchasers with different or inconsistent information, such purchasers should not rely on it. The Company is offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. Purchasers should assume that the information appearing in this prospectus supplement and the base shelf prospectus, as well as information the Company has previously filed with the securities regulatory authority in each of the provinces of Canada that is incorporated herein and in the base shelf prospectus by reference, is accurate as of their respective dates only. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement shall not be used by anyone for any purpose other than in connection with the Offering. The Company does not undertake to update the information contained or incorporated by reference herein or in the base shelf prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company's website shall not be deemed to be a part of this prospectus supplement or the accompanying base shelf prospectus and such information is not incorporated by reference herein or therein.

References in this prospectus supplement to "HIVE", "we", "us" or "our" refer to the Company and its wholly-owned subsidiaries, unless the context indicates otherwise.

All dollar amounts in this prospectus supplement are expressed in Canadian dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements that relate to the Company's current expectations and views of future events. In some cases, these forward-looking statements can be identified by words or phrases such as "may", "might", "will", "expect", "anticipate", "forecast", "estimate", "intend", "plan", "indicate", "seek", "believe", "predict" or "likely", or the negative of these terms, or other similar expressions intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

• the intention of the Company to complete any offering of the Offered Shares on the terms and conditions described herein and the aggregate amount of the total proceeds that the Company will receive pursuant to the Offering;

• the expenses of the Offering;

• the future price of cryptocurrencies, such as Bitcoin and Ethereum, and the other types of digital assets which HIVE may obtain, hold and/or trade as a result of its business operations;

• the Company's intended use of net proceeds from the sale of its securities;

• the number of securities the Company intends to issue;

• the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

• the liquidity and market price of the Common Shares;

• the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

• litigation risks;

• currency fluctuations;

• risks related to debt securities being secured;

• risks related to the decrease of the market price of the Common Shares if the Company's shareholders sell substantial amounts of Common Shares;

• risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

• the absence of a market through which the Company's securities, other than Common Shares, may be sold;

• changes to governmental laws and regulations; and

• ongoing and future effects of the novel coronavirus ("COVID-19") as a global pandemic.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe", "future", "continue" or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the management discussion and analysis and press releases of the Company (such documents are available under the Company's SEDAR profile at www.sedar.com, in the United States through EDGAR at the website of the SEC at www.sec.gov, or on the Company's website at www.hivedigitaltechnologies.com). Other material factors or assumptions that were applied in formulating the forward- looking statements contained herein include or relate to the following:

• the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

• the Company's ability to profitably generate cryptocurrencies;

• the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

• historical prices of cryptocurrencies;

• the emerging cryptocurrency and blockchain markets and sectors;

• the emerging market for high performance computing services related to artificial intelligence and other applications;

• the Company's ability to maintain good business relationships;

• the Company's ability to manage and integrate acquisitions;

• the Company's ability to identify, hire and retain key personnel;

• the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

• the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;

• the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

• the Company's continued maintenance and development of data centre facilities;

• continued growth in usage and in the blockchain for various applications;

• continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

• the absence of adverse regulation or law affecting the cryptocurrency industry, generally; and

• the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include:

• The Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks.

• Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations.

• The value of cryptocurrencies may be subject to volatility and momentum pricing risk.

• Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure.

• Possibility of less frequent or cessation of monetization of cryptocurrencies.

• Limited history of de-centralized financial system.

• Cryptocurrency network difficulty and impact of increased global computing power.

• Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

• The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

• Economic dependence on regulated terms of service and electricity rates risks.

• Political and regulatory risks.

• Permits and licenses.

• Server failures.

• Global financial conditions.

• Tax consequences.

• Environmental regulations.

• Environmental liability.

• The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

• Acceptance and/or widespread use of cryptocurrency is uncertain.

• The Company may be required to sell its inventory of cryptocurrency to pay suppliers.

• Facility expansions and optimization.

• The Company's operations, investment strategies, supply chain, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

• The Company's coins may be subject to loss, theft or restriction on access.

• Incorrect or fraudulent coin transactions may be irreversible.

• If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations.

• The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets.

• Risk related to technological obsolescence and difficulty in obtaining hardware.

• Risks related to insurance.

• Tax and regulatory actions may adversely affect the Company's share price and investor confidence.

• Limited operating history.

• Future capital needs, uncertainty of additional financing and dilution.

• Management of growth.

• Additional funding requirements and dilution.

• Loss of key employees & contractors.

• Pandemics and COVID-19.

• Conflicts of interest.

• Liquid market or securities.

• Dividends.

• Interest rate risk.

• Currency exchange risk.

• International conflict.

• Tax decisions in respect of the Company's subsidiaries.

• U.S. federal income tax consequences.

• Transfer pricing.

• Passive foreign investment company status of the Company.

• Anticipated 2024 Bitcoin Halving.

• Risks related to the cryptocurrency industry.

• Risks related to energy.

• Risks related to Security.

• Risks related to HIVE Cloud business.

• Discretion over use of proceeds.

• Absence of a public market for certain of the securities.

• Unsecured debt securities.

• Effect of changes in interest rates on debt securities.

• Effect of fluctuations in foreign currency markets on debt securities.

• Trading price of Common Shares and volatility.

• Difficulties for United States investors to effect service of process on the Company or to obtain judgements in the United States.

• Risks related to the Company's foreign private issuer status.

• Classification of Bitcoin as an investment security.

Additional information on these and other factors is discussed under the heading "RISK FACTORS" in this prospectus supplement and in the documents incorporated by reference herein including in the 2023 MD&A (as defined herein) under the heading "Risks and Uncertainties" and in the 2023 AIF (as defined herein) under the heading "Risk Factors", as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference into the base shelf prospectus as of the date hereof and only for the purposes of the Common Shares offered hereunder. Other documents are also incorporated, or deemed to be incorporated, by reference in the base shelf prospectus and reference should be made to the base shelf prospectus for full particulars thereof.

The following documents filed with the securities commissions or similar regulatory authorities in each of the provinces of Canada are specifically incorporated by reference into and form an integral part of the prospectus:

• the Company's annual information form for the year ended March 31, 2023, dated as at June 29, 2023 and filed on June 29, 2023 (the "2023 AIF");

• the Company's audited consolidated financial statements for the years ended March 31, 2023 and 2022, the notes thereto and the independent auditor's report thereon, filed on June 29, 2023;

• the Company's annual management's discussion and analysis for the year ended March 31, 2023, dated as at June 29, 2023 and filed on June 29, 2023 (the "2023 MD&A");

• the Company's unaudited condensed interim consolidated financial statements for the three months ended June 30, 2023 and 2022 and filed on August 10, 2023;

• the Company's management's discussion and analysis for the three months ended June 30, 2023 and 2022 and filed on August 10, 2023 (the "Interim MD&A");

• the information circular dated November 10, 2022 with respect to the annual general meeting of the Company's shareholders ("Shareholders") held on December 20, 2022, filed on November 22, 2022;

• the statement of executive compensation for the year ended March 31, 2022 posted to SEDAR on August 18, 2022;

• the material change report dated April 17, 2023 related to the Company's production figures for the month of March, 2023;

• the material change report dated May 4, 2023 related to the Company's production figures for the month of April, 2023;

• the material change report dated May 12, 2023 related to the Company's growth plan and establishment of an at-the-market equity program;

• the material change report dated June 12, 2023 related to the Company's production figures for the month of May, 2023;

• the material change report dated June 30, 2023 related to the Company's annual revenue and production figures for the year ended March 31, 2023;

• the material change report dated July 6, 2023 related to the Company's rebranding and name change to "HIVE Digital Technologies Ltd.";

• the material change report dated July 10, 2023 related to the Company's production figures for the month of June, 2023;

• the material change report dated July 12, 2023 related to the effective date of the Company's name change and strategic expansion;

• the material change report dated July 13, 2023 related to the resumption of trading on the Nasdaq;

• the material change report dated August 3, 2023 related to the Company's production results for the month of July, 2023; and

• the material change report dated August 11, 2023 related to the Company's earnings report for the first quarter ended June 30, 2023.

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 - Short Form Prospectus Distributions of the Canadian Securities Administrators, including any documents of the type referred to above (excluding confidential material change reports, if any) and any business acquisition reports filed by the Company with the various securities commissions or similar regulatory authorities in Canada after the date of this prospectus supplement and prior to the termination of the Offering shall be deemed to be incorporated by reference into and form an integral part of this prospectus.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In addition, if the Company disseminates a news release in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws), the Company will identify such news release as a "designated news release" for the purposes of the prospectus in writing on the face page of the version of such news release that the Company files on SEDAR (any such news release, a "Designated News Release"), and each such Designated News Release shall be deemed to be incorporated by reference into this prospectus only for the purposes of the Offering. These documents will be available through the internet on SEDAR, which can be accessed at www.sedar.com.

In addition, to the extent that any document or information incorporated by reference into this prospectus supplement is filed with, or furnished to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus supplement and prior to the termination or completion of the Offering, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus Supplement forms a part (in the case of any report on Form 6-K only to the extent expressly provided therein).

Upon new audited annual financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the time that this prospectus supplement is valid, the previously filed audited annual financial statements and related management's discussion and analysis and all unaudited interim financial statements, together with related management's discussion and analysis, relating to prior periods shall be deemed to no longer be incorporated into this prospectus supplement for the purposes of future offers and sales of securities under this prospectus supplement.

Upon interim financial statements and related management's discussion and analysis being filed by the Company with the applicable securities regulatory authorities during the time that this prospectus supplement is valid, all previously filed interim financial statements and related management's discussion and analysis shall be deemed no longer to be incorporated by reference into this prospectus supplement for the purposes of future offers and sales of securities under this prospectus supplement.

Upon a new annual information form being filed by the Company with the applicable securities regulatory authorities during the time that this prospectus supplement is valid, the previously filed annual information form, any material change reports filed prior to the end of the financial year in respect of which the new annual information form is filed, any information circular filed since the start of such financial year (unless otherwise required by applicable Canadian securities legislation to be incorporated by reference into this prospectus supplement), and any business acquisition report for acquisitions completed since the beginning of such financial year (unless such report is incorporated by reference into the current annual information form or less than nine months of the acquired business' or related businesses' operations are incorporated into the Company's most recent audited annual financial statements), shall be deemed no longer to be incorporated by reference into this prospectus supplement for the purposes of future offers and sales of securities under this prospectus supplement. Upon a new information circular prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the time that this prospectus supplement is valid, the previous information circular prepared in connection with an annual general meeting of the Company shall be deemed no longer to be incorporated by reference into this prospectus supplement for purposes of future offers and sales of securities under this prospectus supplement.

References to the Company's website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2023	Three months ended June 30, 2022	Year ended March 31, 2023	Year ended March 31, 2022
	(expressed in Canadian dollars)
High	1.3628	1.3039	1.3856	1.2942
Low	1.3151	1.2451	1.2451	1.2040
Average	1.3430	1.2768	1.3230	1.2536
Closing	1.3240	1.2886	1.3533	1.2496

On August 15, 2023, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3518.

RECENT DEVELOPMENTS

Change of Name and Corporate Diversification

As of July 12, 2023, the Company changed its name from "HIVE Blockchain Technologies Ltd." to "HIVE Digital Technologies Ltd."  The change represents HIVE's evolving focus on revenue opportunities made possible by HIVE's large inventory of Nvidia Graphics Processing Unit ("GPU") cards in combination with emerging technologies, including artificial intelligence ("AI"), machine learning, advanced data analysis and high-performance computing.

While HIVE expects to maintain a strong presence in Bitcoin mining, going forward HIVE will diversify its business by utilizing its 38,000 GPU-based cards to build systems that can provide computational power on a massive scale. In addition, the Company will branch out into the rental of GPU server clusters via marketplaces and the development of a new service to be known as "HIVE Cloud."  HIVE Cloud will be marketed to small and medium-sized businesses as an efficient and cost-effective alternative to the major cloud service providers.

There have been no other material developments in the business of the Company since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three months ended June 30, 2023, which have not been disclosed in this prospectus or the documents incorporated by reference herein.

RISK FACTORS

Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in the prospectus, including the Company's 2023 AIF and the 2023 MD&A and annual financial statements, and the related notes. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Risk Factors

International conflict

International conflict and other geopolitical tensions and events, including war, military action, terrorism, trade disputes, and international responses thereto have historically led to, and may in the future lead to, uncertainty or volatility in global commodity, energy, and financial markets. Russia's recent invasion of Ukraine has led to sanctions being levied against Russia by the international community and may result in additional sanctions or other international action, any of which may have a destabilizing effect on commodity prices and global economies more broadly. The extent and duration of the current Russian-Ukrainian conflict and related international action cannot be accurately predicted at this time and the effects of such conflict may magnify the impact of the other risks identified in this prospectus supplement, including those relating to energy prices affecting our Swedish operations, in particular, commodity price volatility and global financial conditions. The situation is rapidly changing and unforeseeable impacts may materialize and may have an adverse effect on our business, results of operation and financial condition.

Tax decision in respect of the Company's subsidiaries

The Company's wholly owned subsidiaries located in Sweden (Bikupa Datacenter AB ("Bikupa") and Bikupa Datacenter 2 AB ("Bikupa 2")) received decision notice of assessments (the "Decision(s)"), on December 28, 2022 and February 14, 2023 for Bikupa and Bikupa 2 respectively, from the Swedish Tax Authority (the "STA") in connection with the application of value added tax ("VAT") and its ability to recover input VAT against certain equipment and other charges in a total amount of 337.9 million Swedish Krona or approximately $32.4 million. The assessments covered the period December 2020 to June 2022 for Bikupa, and the period April 2021 to June 2022 for Bikupa 2, expressing the intent to reject the recovery of all the VAT for the periods under assessment.

The Company has filed a formal appeal in connection with the Bikupa Decision on February 9, 2023; however, there can be no guarantee that the Company will achieve a favourable outcome in its appeal. A formal appeal for Bikupa 2 in relation to the February 14, 2023, decision is pending by the Company. The Company has engaged an independent legal firm in Sweden that has expertise in these matters to assist in the appeal process. The Company does not believe that the Decisions have merit because in our opinion and those of our independent legal advisors, the Decisions are not compatible with the current applicable law and therefore the amount claimed to be owed by the Company is not probable. According to general principles regarding the placement of the burden of proof, it is up to the STA to provide sufficient evidence in support of its Decisions. In our opinion, the STA has not substantiated their claims. The Company is not aware of any precedent cases, authoritative literature, or other statement that supports the STA's position.

It is not yet known when this dispute will be resolved; the due process following appeals and the court ruling could extend beyond a year. Furthermore, given that the industry is rapidly developing, there can be no guarantee that changes to the laws or policies of Sweden will not have a negative impact on the Company's tax position with respect to the eligibility of the claimed VAT.

If the Company is unsuccessful in its appeal, the full amount could be payable including other items such as penalties and interest that may continue to accrue to the Company, and could have a material adverse effect on the Company.

Risk of potential adverse U.S. federal income tax consequences to 10% or greater United States shareholders.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Common Shares, such person may be treated as a "United States shareholder" with respect to each "controlled foreign corporation" in our group. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of "Subpart F income," "global intangible low-taxed income," and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. Subpart F income generally includes dividends, interest, certain non-active rents and royalties, gains from the sale of securities and income from certain transactions with related parties, and "global intangible low-taxed income" generally consists of net income of the controlled foreign corporation, other than Subpart F income and certain other types of income, in excess of certain thresholds. In addition, a United States Shareholder that realizes gain from the sale or exchange of shares in a controlled foreign corporation may be required to classify a portion of such gain as dividend income rather than capital gain. A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes if United States Shareholders own, directly, indirectly or constructively, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. The determination of controlled foreign corporation status and United States Shareholder status is complex and includes attribution rules, the application of which is not entirely certain. In addition, the Tax Cuts and Jobs Act of 2017, or TCJA, repealed Section 958(b)(4) of the United States Internal Revenue Code of 1986, as amended, which prohibited "downward attribution" from non-United States persons to United States persons for purposes of determining controlled foreign corporation status.

We are not committing to assist investors in determining whether we or any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or to furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. If we or any of our subsidiaries are classified as both a controlled foreign corporation and a PFIC (as discussed below), we or such subsidiary generally will not be treated as a PFIC with respect to those United States persons that meet the definition of a United States Shareholder during the period in which we or such subsidiary are a controlled foreign corporation. A United States person should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.

Transfer pricing.

We have cross-border transactions among the entities within our company group in relation to various aspects of our business. Canadian and U.S. transfer pricing regulations, as well as regulations applicable in other countries in which we operate, require that any transaction involving associated enterprises be on arm's-length terms and conditions. We view the transactions entered into among the Company and our subsidiaries to be priced on arm's length terms and conditions and to be in accordance with the relevant transfer pricing regulations. If, however, a tax authority in any jurisdiction successfully challenges our position and asserts that the terms and conditions of such transactions are not on arm's length terms and conditions, or that other income of our subsidiaries should be taxed in that jurisdiction, we may incur increased tax liability, including accrued interest and penalties, which would cause our tax expense to increase, possibly materially, thereby reducing our profitability and cash flows, which in turn could have a material adverse effect on our future cash flows, future earnings and financial condition.

Passive foreign investment company status.

Generally, if for any taxable year, 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes. For purposes of the above calculations, we will be treated as if we hold our proportionate share of the assets of, and receive directly our proportionate share of the income of, any other corporation in which we directly or indirectly own at least 25%, by value, of the shares of such corporation. Passive income includes, among other things, dividends, interest, certain non-active rents and royalties, net gains from the sale or exchange of property producing such income and net foreign currency gains. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income.

The determination as to whether a non-U.S. corporation is a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on, among other things, the composition of the non-U.S. corporation's income, expenses and assets, as well as the relative value of its assets (which may fluctuate with the non-U.S. corporation's market capitalization), from time to time and the nature of its activities. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Accordingly, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year.  If we are a PFIC for any taxable year during which a U.S. person holds our Common Shares, we would continue to be treated as a PFIC with respect to that U.S. person for such taxable year and, unless the U.S. person makes certain elections, for future years even if we cease to be a PFIC.  If we are characterized as a PFIC, U.S. holders of our Common Shares may suffer adverse U.S. federal income tax consequences, including the treatment of all or a portion of any gains realized on the sale of our Common Shares as ordinary income, rather than as capital gain, the loss of the preferential income tax rate applicable to dividends received on our Common Shares by individuals who are U.S. holders, the addition of interest charges to the tax on such gains and certain distributions, and required compliance with certain reporting requirements. A U.S. shareholder of a PFIC generally may mitigate certain of these adverse U.S. federal income tax consequences by making a Qualified Electing Fund ("QEF") election or a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

Prospective U.S. Holders contemplating an investment in the Offered Shares are urged to consult their tax advisors regarding the Company's status as a PFIC and the U.S. federal income tax consequences that may apply if the Company is determined to be a PFIC in any taxable year.

Anticipated 2024 Bitcoin halving.

The "minting" of new Bitcoin is part of the mining process. Each time a block is created, the first transaction in the block issues a certain number of Bitcoin to the miner who created the block. Every 210,000 blocks, or roughly every 4 years, the amount of Bitcoin issued to miners in the transaction is cut in half. This is called "block reward halving" or "halving". Each halving event may have a potential deleterious impact on the Company's profitability, as fewer Bitcoin will be rewarded for each new block recorded. Based on the fundamentals of Bitcoin mining and historical data on Bitcoin prices and the network difficulty rate after a halving event, it is unlikely that the network difficulty rate and price after the halving event would remain at the prevailing level prior to the halving event, when Bitcoin rewards per block are halved; this may offset some of the impact of the halving event. Nevertheless, there is a risk that a future halving event may render the Company unprofitable and unable to continue as a going concern.

The most recent halving event occurred on May 11, 2020 when the block reward decreased from 12.5 bitcoin to 6.25 bitcoin, which means that currently there are only 900 newly minted bitcoin issued per day. Accordingly, the next halving event is expected to occur in 2024.

Risks related to the cryptocurrency industry.

The Company is exposed to volatility in the cryptocurrency industry generally, including sectors of the cryptocurrency industry that do not directly apply to the Company's mining business but that are integral to the cryptocurrency industry as a whole.  Negative developments in any aspect of the cryptocurrency industry, including trading platforms, individual coins and exposure of financial fraud, may affect the market perception of the cryptocurrency industry as a whole.  As a result, the value of our stock and our Bitcoin assets may be subject to greater volatility stemming from industry developments not directly related to our mining business.  In particular, enforcement actions in the U.S. by the SEC or other regulators against trading platforms and exchanges may affect the Company.

Risks related to energy.

A key factor in the Company's profitability is the cost of electricity in the regions where the Company operates.  Energy costs generally are subject to government regulation, natural occurrences (including weather) and local supply and demand for energy.  The availability and pricing of energy may be negatively affected by governmental or regulatory changes in energy policies in the countries and Provinces where we operate, including policies that limit access to energy by cryptocurrency miners during periods of high demand or stress on energy grids.

Risks related to security.

The Company holds its Bitcoin in segregated, secure storage maintained by Fireblocks Inc., a leading provider of crypto asset secure storage and management.  Notwithstanding our proactive arrangements to protect our Bitcoin from security threats, there is no guarantee that our security measures, or the security measures of Fireblocks Inc., will be effective.  Insurance covering our crypto assets is not available.

Risks related to HIVE Cloud business.

In conjunction with its name change as of July 12, 2023, the Company intends to diversify its business by utilizing its 38,000 GPU-based cards to build systems that provide computational power at scale.  This high-performance network will be offered to customers as a new service to be known as the "HIVE Cloud."  The promotion of the HIVE Cloud will be directed at small and medium-sized businesses as an efficient and cost-effective alternative to other major cloud service providers.  Among other potential uses for the HIVE Cloud will be the ability for customers to run real-time artificial intelligence applications.  There is no assurance as to when the HIVE Cloud will be available or that this new business will be successful. HIVE Cloud may never achieve profitability, whether due to a lack of customer acceptance, technological challenges, competing products, weakening economic conditions, increased regulatory costs or other factors, thereby harming the Company's overall business, operations and financial results.

Risks Related to Investing in the Company

Discretion over use of proceeds.

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus supplement and the accompanying base shelf prospectus; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus supplement or the base shelf prospectus if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Unallocated proceeds of the Offering.

As discussed in "USE OF PROCEEDS", the net proceeds from the Offering will be used for general corporate purposes, working capital needs and capital expenditures. Accordingly, the Company's management will have broad discretion concerning the use of the net proceeds of the Offering as well as the timing of their expenditures, and there can be no assurance as to how the funds will be allocated. The failure by the Company's management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business and cause the price of the Common Shares to decline. Pending their use, the Company may invest the net proceeds from the Offering in a manner that does not produce income or that loses value.

Dilution.

The number of Common Shares that the Company is authorized to issue is unlimited. The Company may, in its sole discretion, as part of future offerings, issue additional Common Shares and/or securities convertible into or exercisable for Common Shares from time to time subject to the rules of any applicable stock exchange on which the Common Shares are then listed and applicable securities law. The issuance of any additional Common Shares and/or securities convertible into or exercisable for Common Shares may have a dilutive effect on the interests of holders of the Company's Common Shares. If proceeds of the Offering are used to pay down existing indebtedness, the Offering may result in substantial dilution on a per Common Share basis to the Company's net income and certain other financial measures used by the Company.

Risks related to returns on investment.

There can be no assurance regarding the amount of income to be generated by the Company. Common Shares are equity securities of the Company and are not fixed income securities. Unlike fixed income securities, there is no obligation of the Company to distribute to shareholders a fixed amount or any amount at all, or to return the initial purchase price of the Common Shares on any date in the future. The market value of the Common Shares may deteriorate if the Company is unable to generate sufficient positive returns, and that deterioration may be significant.

Trading price of Common Shares and volatility.

In recent years, the securities markets in the United States and Canada, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Market discounts.

The price of the Common Shares will fluctuate with market conditions and other factors. If a shareholder sells its Common Shares, the price received may be more or less than the original investment. The Common Shares may trade at a discount from their book value.

Difficulty for United States investors to effect service of process on the Company or to obtain judgements in the United States.

The Company is incorporated under the laws of the Province of British Columbia, most of the Company's officers and directors are not U.S. residents, and all or a substantial portion of the assets of the Company or the foregoing persons are located outside of the U.S. Consequently, it may be difficult for United States investors to effect service of process within the United States upon us or upon such persons who are not residents of the United States, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under United States securities laws. A judgment of a United States court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the United States court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or us predicated solely upon such civil liabilities.

Risks related to the Company's foreign private issuer status.

The Company is "foreign private issuer" as such term is defined in Rule 405 under the U.S. Securities Act, and is permitted, under the MJDS, to prepare disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements. These reporting obligations may be less detailed and/or less frequent than the reporting obligations of U.S. reporting issuers. Consequently, while the Company is required to file or furnish to the SEC the continuous disclosure documents required under Canadian securities law, the Company does not file the same reports that a U.S. domestic issuer would file with the SEC. The Company's officers, directors, and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, shareholders may not know on as timely a basis when persons purchase or sell shares of the Company's stock, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

Further, as a foreign private issuer, the Company is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements, as well as Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic reporting companies.

In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company's shareholders may not have the same protections afforded to shareholders of U.S. domestic companies.

Classification of Bitcoin as an investment security

The SEC and its staff have taken the position that certain digital assets fall within the definition of a "security" under the U.S. federal securities laws. Although public statements by senior officials and the staff of the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security, such statements are not official policy statements by the SEC and reflect only the speakers' views, which are not binding on the SEC or any other agency or court. Furthermore, the SEC's views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.

The classification of Bitcoin as a security by the SEC could result in the Company being deemed to be an "investment company" under the U.S. Investment Company Act. Classification as an investment company under the U.S. Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time-consuming, restrictive and would require a restructuring of the Company's operations, and the Company would be very constrained in the kind of business it could do as a registered investment company. Further, the Company would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the U.S. Investment Company Act regime. The cost of such compliance would result in the Company incurring substantial additional expenses, to register if required would have a materially adverse impact to conduct the Company's operations.

Forward looking statements.

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company's consolidated capitalization since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three months ended June 30, 2023 which have not been disclosed in this prospectus or the documents incorporated by reference.

USE OF PROCEEDS

The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Common Shares through the Agents in an "at-the-market distribution" as defined in NI 44-102 will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Distribution Agreement and the expenses of the distribution. The Company intends to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions, including procuring cryptocurrency mining equipment and acquiring or expanding facilities to build out its planned high performance computing network and to operate the servers and computer equipment. See "PLAN OF DISTRIBUTION".

Although the Company intends to apply the net proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary, and the ultimate use of proceeds from the Offering may vary materially from that set forth above. For example, the operations of the Company may continue to be adversely impacted by COVID-19, which has already reduced the availability of and affected the timing of delivery of mining equipment. It has also reduced the mobility of the Company's technical personnel and access to the Company's data centres. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs, in each case attributable to supply chain disruption caused by COVID-19. Accordingly, those and other factors may result in management of the Company exercising discretion in applying the net proceeds from the sale of Offered Shares. See "RISK FACTORS - General Risk Factors - Discretion over use of proceeds."

DESCRIPTION OF COMMON SHARES

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 85,585,311 Common Shares and no preferred shares issued and outstanding.

In addition, as of the date of this Prospectus, there were: (i) 3,480,915 Common Shares issuable upon the exercise of outstanding stock options of the Company (“Options”) at a weighted average exercise price of C$5.25; (ii) 1,903,130 Common Shares issuable upon the conversion of outstanding restricted share units of the Company (“RSUs”); (iii) 670,091 Common Shares issuable upon the conversion of convertible debentures outstanding at a conversion price of C$15.00; and (iv) 3,023,727 Common Shares reserved for issuance on exercise of 3,023,727 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$24.18, for a total of 94,663,174 Common Shares on a fully-diluted basis.

See "DESCRIPTION OF THE SHARE CAPITAL - COMMON SHARES" in the base shelf prospectus for a detailed description of our Common Shares.

PLAN OF DISTRIBUTION

The Company has entered into the Distribution Agreement with the Agents under which the Company may issue and sell from time to time up to US$90,000,000 of Offered Shares through the Agents. Sales of the Offered Shares, if any, will be made in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102 and an "at-the-market offering" as defined in Rule 415 under the U.S. Securities Act.

Subject to the terms and conditions of the Distribution Agreement and upon delivery of a placement notice from the Company to a designated Agent, the Agent will solicit offers to purchase the Offered Shares directly on the TSXV, Nasdaq or on any other existing trading market for the Common Shares in Canada or the United States. The placement notice will specify the number of Offered Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Offered Shares that may be sold in any one day and any minimum price below which sales may not be made. The Company or the Agent may suspend the offering of the Offered Shares upon notice and subject to other conditions. Subject to the pricing parameters in a placement notice, the Offered Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices may vary as between purchasers and during the period of distribution.

Subject to the terms and conditions of the Distribution Agreement, the Agents will use commercially reasonable efforts to sell, consistent with normal trading and sales practices, applicable laws and the applicable rules of the TSXV, Nasdaq or any other applicable marketplace within the meaning of National Instrument 21-101 Marketplace Operation, on our behalf, all of the Offered Shares requested to be sold by the Company.

Either the Company or the Agents may suspend any sale of the Offered Shares being made through the Agents under the Distribution Agreement upon notice to the other party. The Company has the right in its sole discretion to terminate the Distribution Agreement by giving ten days' notice. Each Agent has the right (solely with respect to itself) in its sole discretion to terminate the Distribution Agreement by giving ten days' notice or immediately on the occurrence of certain events.

The Company will pay the Agents compensation for their services in acting agents in connection with the sale of Offered Shares pursuant to the terms of the Distribution Agreement of 3.0% of the gross sale per Offered Share sold pursuant to the Offering. The Company has also agreed to reimburse the Agents for all of their reasonable and documented expenses in an amount not to exceed $155,000, plus an additional $15,000 for each subsequent fiscal quarter, pursuant to the terms of the Distribution Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction or filing fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal the net proceeds to us from the sale of such Offered Shares.

There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after only raising a small portion of the offering amount set out herein, or none at all. An investor will not be entitled to a return of its investment if only a portion of the disclosed maximum offering amount set out herein is in fact raised.

The Agents will provide written confirmation to us no later the opening of the trading day immediately following the trading day on which the Agents have made sales of the Offered Shares under the Distribution Agreement. Each confirmation will include the number of Offered Shares sold on such day, the average price of the Offered Shares sold on such day, the aggregate gross proceeds, the commission payable by us to the Agents with respect to such sales and the net proceeds payable to us.

Settlement for sales of the Offered Shares will occur on the second business day (or such earlier day as is agreed by the parties) following the date on which any sales are made. Sales of the Offered Shares will be settled through the facilities of CDS Clearing and Depository Services Inc., The Depository Trust Company, or by such other means as the Company and the Agents may agree.

In connection with the sales of the Offered Shares on our behalf, the Agents may be deemed to be "underwriters" within the meaning of applicable securities legislation, and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Agents against or in respect of, among other things, certain civil liabilities, including liabilities under applicable securities legislation in Canada and the U.S. Securities Act. In addition, we have agreed to pay the reasonable expenses of the Agents in connection with the Offering, pursuant to the terms of the Distribution Agreement.

The Agents and their affiliates will not engage in any transactions to stabilize or maintain the price of the Common Shares in connection with any offer or sales of Common Shares pursuant to the Distribution Agreement, and neither the Agents nor any of their affiliates involved in the distribution and no person or company acting jointly or in concert with the Agents has over-allotted, or will over-allot Common Shares in connection with the distribution or effected, or will effect, any other transactions that are intended to stabilize or maintain the market price of the Common Shares.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for the Company and its affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving the Common Shares while the Offering is ongoing under this prospectus supplement. If the Company or any Agent has reason to believe that the Common Shares are no longer "actively-traded securities" as defined under Rule 101(c)(l) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of Common Shares pursuant to the Distribution Agreement or any terms agreement will be suspended until in the Corporation's and the Agents' collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

Stifel Nicolaus Canada Inc. is not a U.S. registered broker-dealer under Section 15 of the Exchange Act; therefore, to the extent that it intends to effect any sales of the securities in the United States, it will do so through Stifel, Nicolaus & Company, Incorporated, its affiliated U.S. registered broker-dealer, in accordance with the applicable U.S. securities laws and regulations, and as permitted by Financial Industry Regulatory Authority regulations.

The TSXV has conditionally approved the listing of the Offered Shares offered by this prospectus supplement, subject to the Company fulfilling all of the listing requirements of the TSXV. The Offered Shares offered by this prospectus supplement will be listed on Nasdaq.

Selling Restrictions Outside of the United States and Canada

Other than in the United States and Canada, no action has been taken by the Company that would permit a public offering of the Offered Shares offered by this prospectus supplement in any jurisdiction outside the United States and Canada where action for that purpose is required. The Offered Shares may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Offered Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Offered Shares in any jurisdiction in which such an offer or a solicitation is unlawful.

TRADING PRICE AND VOLUME

Trading Price and Volume

The Common Shares trade on the: (i) TSXV under the symbol "HIVE"; (ii) NASDAQ under the symbol "HIVE"; and

(iii) FSE under the symbol "HBF". The Common Shares traded on the OTCQX until June 30, 2021, and on July 1, 2021, HIVE's Common Shares began trading on the NASDAQ. The following table set out the price range and trading volume for the Common Shares, as reported by the TSXV, during the 12-month period prior to the date of this prospectus supplement:

Month	Price Range		Volume
	High (CAD$)	Low (CAD$)
August 1 - 16, 2023	7.05	5.51	2,907,969
July, 2023	8.96	6.27	11,631,700
June, 2023	6.42	3.91	9,299,100
May, 2023	4.40	3.75	6,213,100
April, 2023	5.59	4.08	7,861,600

March, 2023	4.68	3.05	10,321,400
February, 2023	5.70	3.52	9,860,200
January, 2023	4.82	1.98	11,551,300
December, 2022	3.06	1.85	4,136,700
November, 2022	4.35	2.66	6,869,200
October, 2022	5.79	4.07	5,036,800
September, 2022	6.88	4.94	5,179,700
August, 2022	9.70	5.41	9,962,100

The following table sets out the price range and trading volume for the Common Shares, as reported by the FSE under the trading symbol YO0.F during the 12-month period prior to the date of this prospectus supplement:

Month	Price Range		Volume
	High (€)	Low (€)
August 1 - 16, 2023	4.85	3.80	14,573
July, 2023	5.88	4.25	105,214
June, 2023	4.15	2.75	43,711
May, 2023	3.01	2.58	47,417
April, 2023	3.78	2.81	90,174
March, 2023	3.20	2.14	93,782
February, 2023	3.72	2.52	57,912
January, 2023	3.22	1.33	84,049
December, 2022	2.14	1.32	45,480
November, 2022	3.14	1.93	95,976
October, 2022	4.18	3.06	21,768
September, 2022	5.10	3.82	23,174
August, 2022	7.10	4.10	98,605

The following table sets out the price range and trading volume for the Common Shares, as reported by the Nasdaq, during the 12-month period prior to the date of this prospectus supplement:

Month	Price Range		Volume
	High (USD$)	Low (USD$)
August 1 - 16, 2023	5.29	4.07	13,457,726
July, 2023	6.84	4.69	37,117,000
June, 2023	4.61	2.96	29,486,800
May, 2023	3.29	2.77	14,786,600
April, 2023	4.20	2.99	25,768,100
March, 2023	3.41	2.20	28,117,700
February, 2023	4.29	2.57	25,410,100
January, 2023	3.60	1.44	32,471,700
December, 2022	2.28	1.36	17,278,200
November, 2022	3.21	1.98	31,989,400
October, 2022	4.24	2.96	18,698,100
September, 2022	5.29	3.59	21,066,200
August, 2022	7.53	4.05	41,656,100

PRIOR SALES

Information in respect of the Company's Common Shares that we issued within the immediately preceding twelve month period, including Common Shares that we issued upon the exercise of stock options of the Company ("Options") and the Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs") and warrants, is summarized below:

Options

The following table summarizes details of the stock options to purchase an aggregate of 415,200 Common Shares issued by the Company during the 12 months immediately preceding the date of this prospectus supplement:

Date of Issuance	Exercise Price per Option	Number of Options
July 6, 2023	C$6.86	620,000
August 26, 2022	C$5.66	415,200

RSUs

The following table summarizes details of the 2,648,280 RSUs issued by the Company during the 12 months immediately preceding the date of this prospectus supplement:

Date of Issuance	Price per RSU	Number of RSUs
July 8, 2022	N/A	7,000
August 26, 2022	N/A	1,425,280
December 9, 2022	N/A	16,000
January 13, 2023	N/A	1,200,000

Common Shares

The following table sets out details of an aggregate of 1,939,473 Common Shares issued by the Company during the 12 months immediately preceding the date of this prospectus supplement.

Date of Issuance	Price per Common Share	Number of Common Shares
July 8, 2022	N/A	7,000(1)
September 21, 2022	5.64	10,000(2)
September 22, 2022	5.70	900(2)
September 23, 2022	5.77	36,901(2)
September 28, 2022	5.28	14,249(2)
September 29, 2022	5.17	46,729(2)
September 30, 2022	5.40	89,279(2)
October 4, 2022	5.42	16,177(2)
October 5, 2022	5.26	23,141(2)
October 6, 2022	5.54	30,360(2)
October 7, 2022	5.56	9,900(2)
October 11, 2022	5.77	5,100(2)
October 13, 2022	4.86	7,537(2)

October 17, 2022	4.64	28,407(2)
October 18, 2022	4.70	5,217(2)
October 19, 2022	4.61	26,665(2)
October 20, 2022	4.64	3,736(2)
October 21, 2022	4.42	1,355(2)
October 24, 2022	4.38	3,200(2)
October 25, 2022	4.23	25,909(2)
October 26, 2022	4.25	6,165(2)
October 27, 2022	4.65	120,000(2)
October 28, 2022	4.96	46,806(2)
October 28, 2022	N/A	13,000(1)
October 31, 2022	4.69	20,091(2)
October 31, 2022	N/A	83,334(1)
November 1, 2022	4.58	25,780(2)
November 3, 2022	4.32	19,858(2)
November 4, 2022	4.21	12,350(2)
November 7, 2022	4.02	4,388(2)
November 8, 2022	3.92	41,232(2)
November 15, 2022	3.20	136,861(2)
November 15, 2022	3.43	185,147(2)
November 17, 2022	3.44	83,402(2)
November 21, 2022	3.16	13,006(2)
November 25, 2022	2.77	55,117(2)
November 28, 2022	2.90	39,000(2)
November 28, 2022	N/A	3,150(1)
November 29, 2022	2.93	9,117(2)
December 1, 2022	2.73	20,529(2)
December 2, 2022	2.82	82,862(2)
December 2, 2022	N/A	49,666(1)
December 5, 2022	N/A	3,150(1)
December 6, 2022	N/A	600(1)
December 9, 2022	N/A	4,000(1)
December 12, 2022	N/A	6,300(1)
December 29, 2022	N/A	47,816(1)
March 1, 2023	N/A	21,100(1)
March 2, 2023	N/A	123,984(1)
March 22, 2023	N/A	200,000(1)
March 29, 2023	N/A	61,150(1)
April 3, 2023	N/A	8,750(1)
May 17, 2023	4.087	33,900(3)
May 19, 2023	4.169	13,100(3)
May 24, 2023	4.225	200(3)
May 25, 2023	4.344	10,500(3)
May 30, 2023	4.164	3,800(3)
May 31, 2023	4.244	9,300(3)

June 1, 2023	4.297	5,100(3)
June 2, 2023	4.394	10,000(3)
June 5, 2023	4.489	4,000(3)
June 8, 2023	4.210	5,200(3)
June 14, 2023	4.139	9,500(3)
June 20, 2023	4.335	42,600(3)
June 21, 2023	4.480	14,000(3)
June 22, 2023	4.721	52,700(3)
June 23, 2023	5.061	90,100(3)
June 26, 2023	5.053	7,800(3)
June 27, 2023	5.382	68,200(3)
June 28, 2023	5.630	6,400(3)
June 29, 2023	5.606	94,100(3)
June 30, 2023	5.995	53,900(3)
July 4, 2023	6.126	15,100(3)
July 5, 2023	6.220	132,800(3)
July 6, 2023	6.487	37,500(3)
July 7, 2023	6.865	68,400(3)
July 10, 2023	6.994	4,500(3)
July 11, 2023	7.427	98,000(3)
July 12, 2023	7.654	53,400(3)
July 14, 2023	7.704	9,700(3)
July 17, 2023	8.598	302,300(3)
July 19, 2023	8.148	15,200(3)
July 21, 2023	7.563	18,600(3) (3)
July 24, 2023	7.734	2,900(3)
July 25, 2023	7.232	7,000(3)
July 27, 2023	7.030	9,600(3)
July 28, 2023	6.942	7,400(3)
August 1, 2023	6.970	19,300(3)
August 2, 2023	7.171	6,800(3)
August 10, 2023	6.540	8,900(3)
August 14, 2023	6.441	9,700(3)
August 15, 2023	6.194	13,200(3)

Notes:

(1) Issued in connection with the vesting of RSUs.

(2) Issued in connection with the 2022 ATM Agreement (as defined below).

(3) Issued in connection with the 2023 ATM Agreement (as defined below).

Pursuant to the at the market offering agreement dated September 2, 2022 between HIVE and H.C. Wainwright & Co., LLC (the "2022 ATM Agreement"), the Company issued an aggregate of 1,306,474 Common Shares over the facilities of the Nasdaq, for aggregate gross proceeds to the Company of $3,941,736 (C$5,235,413). The Common Shares were sold at prevailing market prices, for an average price per ATM Share of C$4.01. On February 7 2023, the Company announced that it had terminated the 2022 ATM Agreement

Pursuant to an equity distribution agreement dated May 10, 2023 between HIVE, Stifel Nicolaus Canada Inc. and Canaccord Genuity Corp. (the "May 2023 ATM Agreement"), the Company issued an aggregate of 1,374,700 Common Shares over the facilities of the TSXV, for aggregate gross proceeds to the Company of $6,810,253 (C$9,000,574). The Common Shares were sold at prevailing market prices, for an average price per ATM Share of C$6.547. On the date hereof, the Company has entered into the Distribution Agreement, which replaces and supersedes the May 2023 ATM Agreement.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Tax Act, generally applicable to a holder who acquires, as beneficial owner, Common Shares pursuant to the Offering, and who, for the purposes of the Tax Act and at all relevant times, holds Common Shares as capital property and deals at arm's length and is not affiliated with the Company or any Agent. A holder who meets all of the foregoing requirements is referred to as a "Holder" herein, and this summary only addresses such Holders. Generally, Common Shares will be considered to be capital property to a Holder, provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a "specified financial institution", as defined in the Tax Act,

(iii) of an interest which is a "tax shelter investment" as defined in the Tax Act, (iv) that has elected to determine its Canadian tax results in a "functional currency" other than the Canadian dollar, (v) that has entered into or will enter into a "derivative forward agreement" or a "synthetic disposition arrangement" with respect to the Common Shares, or (vi) that receives dividends on Common Shares under or as part of a "dividend rental arrangement", as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in Common Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and that is or becomes (or does not deal at arm's length with a corporation resident in Canada for purposes of the Tax Act that is), or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares), controlled by a non-resident person (or a group of non-resident persons that do not deal at arm's length with each other for the purpose of the Tax Act) for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Common Shares. In addition, this summary does not address the deductibility of interest by an investor who has borrowed money to acquire the Common Shares.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and the Company's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies and assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares (including dividends, adjusted cost base and proceeds of disposition) must generally be expressed in Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars generally based on the exchange rate quoted by the Bank of Canada for the date such amounts arise and in accordance with the detailed rules in the Tax Act. As a result, the amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian dollar/U.S. dollar exchange rate.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act and any applicable tax treaty or convention, are or are deemed to be resident in Canada at all relevant times (herein, "Resident Holders") and this portion of the summary only addresses such Resident Holders. Certain Resident Holders who might not be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have them and any other "Canadian security" (as defined in the Tax Act) be treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Resident Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and advisable in their particular circumstances.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from "taxable Canadian corporations" (as defined in the Tax Act), including the enhanced gross-up and dividend tax credit provisions where the Company designates the dividend as an "eligible dividend" in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any particular dividend as an "eligible dividend".

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A Resident Holder that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Common Shares in a year to the extent such dividends are deductible in computing such Resident Holder's taxable income for the year.

Disposition of Common Shares

A Resident Holder who disposes, or is deemed to dispose, of a Common Share generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such Common Shares, as the case may be, immediately before the disposition or deemed disposition. The adjusted cost base of a Common Share to a Resident Holder will be determined in accordance with the Tax Act by averaging the cost to the Resident Holder of a Common Share with the adjusted cost base of all other Common Shares, if any, held by the Resident Holder as capital property immediately prior to the acquisition. The taxation of capital gains and losses is generally described below under the heading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) or a "substantive CCPC" (as defined in the Proposed Amendments) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual (other than certain specified trusts) may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and any applicable tax treaty or convention and at all relevant times: (i) are neither resident nor deemed to be resident in Canada, and (ii) do not use or hold Common Shares in the course of business carried on or deemed to be carried on in Canada. Holders who meet all of the foregoing requirements are referred to herein as "Non-Resident Holders", and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the "Treaty"), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to full benefits under the Treaty (a "U.S. Holder") is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Common Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share unless such Common Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

Provided the Common Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSXV, Nasdaq, and FSE) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties (whether or not such property exists). Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares may be deemed to be taxable Canadian property.

Even if the Common Shares are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a Common Share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS - Taxation of Resident Holders - Capital Gains and Capital Losses" will generally be applicable to such disposition. Non- Resident Holders who may hold Common Shares as taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the U.S. federal income tax considerations generally applicable to the ownership and disposition of Offered Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Offered Shares pursuant to this Offering and hold such Offered Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue of Code of 1986 as amended (the "IRC"), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as banks and certain other financial institutions, insurance companies, broker- dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Offered Shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. We have not requested, and will not request, a ruling from the Internal Revenue Service (the "IRS") or an opinion of legal counsel with respect to any U.S. federal income tax consequences of the ownership or disposition of Offered Shares, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

As used in this discussion, the term "U.S. Holder" means a beneficial owner of Offered Shares that is, (1) a citizen or an individual who is a resident of the United States for U.S. federal income tax purposes, (2) a corporation (or entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Offered Shares, the U.S. federal income tax consequences relating to an investment in the Offered Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Offered Shares is urged to consult its tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the ownership and disposition of Offered Shares.

Persons considering an investment in Offered Shares are urged to consult their tax advisors as to the particular tax consequences applicable to them relating to the ownership and disposition of Offered Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

Special, generally adverse, U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is "passive income", or (2) on average at least 50% of the value of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, net gains from the sale or exchange of property that gives rise to passive income and net foreign currency gains. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

The determination as to whether a non-U.S. corporation is a PFIC is a factual determination made on an annual basis after the close of each taxable year. This determination is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on, among other things, the composition of the non-U.S. corporation's income, expenses and assets, as well as the relative value of its assets (which may fluctuate with the non-U.S. corporation's market capitalization), from time to time and the nature of its activities. Moreover, the application of the PFIC rules to digital assets and transactions related thereto is subject to uncertainty. Accordingly, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year. Prospective U.S. Holders contemplating an investment in the Offered Shares are urged to consult their tax advisors regarding the Company's status as a PFIC and the U.S. federal income tax consequences that may apply if the Company is determined to be a PFIC in any taxable year.

If we are a PFIC in any taxable year during which a U.S. Holder owns Offered Shares, such U.S. Holder would be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the Offered Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Offered Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for Offered Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Offered Shares, we will generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Offered Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the Offered Shares. If the election is made, the U.S. Holder will be deemed to sell the Offered Shares it holds at their fair market value on the last day of the last taxable year in which we were treated as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's Offered Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Offered Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Offered Shares if such U.S. Holder makes a valid "mark-to-market" election for our Offered Shares. A mark-to-market election is available to a U.S. Holder only for "marketable stock." Our Offered Shares will be marketable stock if they are listed on a "qualified exchange" or other market within the meaning of applicable Treasury regulations, and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. We expect that our Common Shares will continue to be listed on Nasdaq, which is a qualified exchange for these purposes, but no assurances may be given in this regard. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Offered Shares held at the end of such taxable year over the adjusted tax basis of such Offered Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Offered Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in Offered Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Offered Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Offered Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election may not apply to our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we own notwithstanding the U.S. Holder's mark-to-market election for the Offered Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. If a U.S. Holder makes a QEF election with respect to a PFIC, the U.S. Holder will be currently taxable on its pro rata share of the PFIC's ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is classified as a PFIC and will not be required to include such amounts in income when actually distributed by the PFIC. At this time we do not intend to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.

As discussed below under "Distributions" notwithstanding any election made with respect to the Offered Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Offered Shares will not qualify for reduced income tax rates.

Each U.S. person that is an investor in a PFIC is generally required to file an annual reports with the IRS. U.S. Holders should consult their tax advisers regarding whether we are a PFIC in any given taxable year and on the consequences of failing to file any required report with the IRS.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their tax advisors with respect to the impact of PFIC status on the ownership and disposition of Offered Shares, the consequences to them of this investment if we are a PFIC in any taxable year, the inability to make a QEF election with respect to our Offered Shares and the IRS information reporting obligations with respect to the ownership and disposition to our Offered Shares if we are a PFIC in any taxable year.

Distributions

Subject to the discussion above under "Passive Foreign Investment Company Consequences" a U.S. Holder that receives a distribution with respect to Offered Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder's Offered Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder's Offered Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition of the Offered Shares (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends for U.S. federal income tax purposes. Distributions on Offered Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a "qualified foreign corporation" are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Offered Shares that are readily tradable on an established securities market in the United States. We believe that, subject to the discussion above under "Passive Foreign Investment Company Consequences", dividends paid on Offered Shares may be treated as "qualified dividend income" in the hands of non-corporate U.S. Holders, provided that such U.S. Holders satisfy certain conditions, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Taxable Disposition of Offered Shares

Subject to the discussion above under "Passive Foreign Investment Company Consequences" a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Offered Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Offered Shares, in each case as determined in U.S. dollars. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Offered Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Offered Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should generally not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Additional Tax on Net Investment Income

U.S. Holders that are individuals, estates or trusts are generally required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder's "net investment income" generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Offered Shares may be subject to this additional tax. U.S. Holders are urged to consult their tax advisors regarding the additional tax on net investment income.

Information Reporting

U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Offered Shares. U.S. Holders should also be aware that if we are or become a PFIC, they will generally be required to file IRS Form 8261 during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their tax advisors regarding the application of the information reporting rules to the Offered Shares and their particular situations.

EACH PROSPECTIVE U.S. INVESTOR IS URGED TO CONSULT ITS TAX ADVISORS ABOUT THE U. S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES

INTEREST OF EXPERTS

Certain legal matters related to the Offering will be passed upon on the Company's behalf by Peterson McVicar LLP and Kavinoky Cook LLP, and on behalf of the Agents by Wildeboer Dellelce LLP and Skadden, Arps, Slate, Meagher & Flom LLP. As of the date hereof, Peterson McVicar LLP and Wildeboer Dellelce LLP, and each of their respective partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of outstanding securities of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP at its offices located at 1200 - 609 Granville Street, Vancouver, BC V7Y 1G6.

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors of the Company reside outside of Canada. Frank Holmes, Dave Perrill, and Susan McGee have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Digital Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or furnished with the SEC as part of the registration statement of which this prospectus supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference“; (ii) powers of attorney from the Company’s directors and officers, as applicable; (iii) the consent of Davidson & Company LLP; (iv) the Distribution Agreement dated August 17, 2023, furnished to the SEC under the cover of Form 6-K on or about August 17, 2023 and which is hereby incorporated by reference as an exhibit into the registration statement on of which this prospectus supplement forms a part; (v) the form of senior indenture relating to debt securities that may be issued under the base shelf prospectus; and (vi) the form of subordinated indenture relating to debt securities that may be issued under the base shelf prospectus.

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. Notwithstanding the foregoing, delivery to purchasers of a prospectus supplement containing the omitted information is not required where an exemption from the delivery requirements under applicable securities legislation in each of the provinces and territories of Canada is available.

No securities regulatory authority has expressed an opinion about these securities, and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

The securities offered under this short form prospectus have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States of America or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the U.S. Securities Act) unless the securities offered hereunder are registered under the U.S. Securities Act or exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws are available. This short form prospectus does not constitute an offer to sell or a solicitation or an offer to buy any of the securities offered hereby within the United States or to, or for the benefit of, U.S. persons. See "Plan of Distribution".

Information contained herein is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE Blockchain Technologies Ltd. at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone 604 664-1078), and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	May 1, 2023

HIVE BLOCKCHAIN TECHNOLOGIES LTD.

Following the filing of this Base Shelf in British Columbia, Canada on May 1, 2023, on July 12, 2023, the Company changed its name to HIVE Digital Technologies Ltd.  All references in this Base Shelf (including its Exhibits) to HIVE, or to "HIVE Blockchain Technologies Ltd," or to the Company are to HIVE Digital Technologies Ltd.

US$100,000,000

Common Shares
Warrants
Subscription Receipts
Units

Debt Securities
Share Purchase Contracts

i

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities of HIVE Blockchain Technologies Ltd. (the "Company", "HIVE", "we" or "our") listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$100,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued by the Company in consideration for the acquisition of other businesses, assets or securities. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The common shares of the Company ("Common Shares") are listed for trading on the TSX Venture Exchange (the "TSXV") under the trading symbol "HIVE" as well as on the Nasdaq Capital Market Exchange ("Nasdaq") under the symbol "HIVE", and on the and on the Open Market of the Frankfurt Stock Exchanges under the symbol "HBFA.F". On April 28, 2023, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSXV was C$4.64. On April 28, 2023, being the last complete trading day on Nasdaq prior to the date hereof, the closing price of the Common Shares on Nasdaq was US$3.40.

Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Company's securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of the Company's securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Company's securities and the extent of issuer regulation. See "RISK FACTORS".

Acquiring the Company's securities may subject you to tax consequences in Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will, except in respect of any sales pursuant to an "at-the-market" distribution as contemplated by National Instrument 44-102 - Shelf Distributions ("NI 44-102"), be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. The Company's securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us.

This Prospectus may qualify an "at-the-market distribution" as defined in NI 44-102.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be an "at-the-market" distributions as contemplated by 44-102 and as permitted by applicable law, including sales made directly on the TSXV, the Nasdaq, or other existing trading markets for the Securities, and as set forth in a prospectus supplement for such purpose. See "PLAN OF DISTRIBUTION".

ii

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Company's securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "RISK FACTORS".

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. Several, but not all, of the Company's subsidiaries, namely HIVE Blockchain Iceland ehf., HIVE Blockchain Switzerland AG, Bikupa Datacenter AB, Bikupa Datacenter 2 AB, HIVE Digital Data Ltd., Liv Eiendom AS, and HIVE Performance Computing Ltd. are incorporated under laws of foreign jurisdictions and some of the Company's directors, namely: Frank Holmes, Dave Perrill, and Susan McGee reside outside of Canada and have appointed the Company at its registered office set forth below as their agent for service of process in Canada.

The Company's head office is located at Suite 855, 789 West Pender Street, Vancouver, BC, V6C 1H2 and its registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on the Company's website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

iii

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of the Company's securities pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See "Currency Presentation and Exchange Rate Information".

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "HIVE" or the "Company", refer to HIVE Blockchain Technologies Ltd. together, where context requires, with its subsidiaries and affiliates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information contained in this prospectus constitute "forward-looking information" under Canadian Securities Laws (collectively "forward-looking statements"). Such forward-looking statements include, but are not limited to, statements relating to:

  the future price of cryptocurrencies, such as Bitcoin, and the other types of digital assets which HIVE may obtain, hold, and/or trade as a result of its business operations;

  the Company's intended use of net proceeds from the sale of its securities;

  the number of securities the Company intends to issue;

  the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

  the liquidity and market price of the Common Shares;

  the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

  litigation risks;

  currency fluctuations;

  risks related to debt securities being secured;

  risks related to the decrease of the market price of the Common Shares if the Company's shareholders sell substantial amounts of Common Shares;

  risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

  the absence of a market through which the Company's securities, other than Common Shares, may be sold;

  changes to governmental laws and regulations; and

  effects of the novel coronavirus ("COVID-19") outbreak as a global pandemic.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe", "future", "continue" or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the management discussion and analysis and press releases of the Company (such documents are available under the Company's SEDAR profile at www.sedar.com, in the United States through EDGAR at the website of the SEC at www.sec.gov, or on the Company's website at www.hiveblockchain.com). Other material factors or assumptions that were applied in formulating the forward- looking statements contained herein include or relate to the following:

  the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

  the Company's ability to profitably generate cryptocurrencies;

  the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

  historical prices of cryptocurrencies;

  the emerging cryptocurrency and blockchain markets and sectors;

  the Company's ability to maintain good business relationships;

  the Company's ability to manage and integrate acquisitions;

  the Company's ability to identify, hire and retain key personnel;

  the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

  the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;
  the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

  the Company's continued maintenance and development of data centre facilities;

  continued growth in usage and in the blockchain for various applications;

  continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

  the absence of adverse regulation or law; and

  the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include:

  The Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks.

  Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations.

  The value of cryptocurrencies may be subject to volatility and momentum pricing risk.

  Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure.

  Possibility of less frequent or cessation of monetization of cryptocurrencies.

  Limited history of de-centralized financial system.

  Cryptocurrency network difficulty and impact of increased global computing power.

  Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

  The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

  Economic dependence on regulated terms of service and electricity rates risks.

  Political and regulatory risks.

  Permits and licences.

  Server failures.

  Global financial conditions.

  Tax consequences.

  Environmental regulations.

  Environmental liability.

  The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

  Acceptance and/or widespread use of cryptocurrency is uncertain.

  The Company may be required to sell its inventory of cryptocurrency to pay suppliers.

  Facility expansions and optimization.

  The Company's operations, investment strategies, supply chain, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

  The Company's coins may be subject to loss, theft or restriction on access.

  Incorrect or fraudulent coin transactions may be irreversible.

  If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations.

  The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets.

  Risk related to technological obsolescence and difficulty in obtaining hardware.

  Risks related to insurance.

  Tax and regulatory actions may adversely effect the Company's share price and investor confidence.

  Limited operating history.

  Future capital needs, uncertainty of additional financing and dilution.

  Management of growth.

  Additional funding requirements and dilution.

  Loss of key employees & contractors.

  Pandemics and COVID-19.

  Conflicts of interest.

  Liquid market or securities.

  Dividends.

  Interest rate risk.

  Currency exchange risk.

  International conflict.

  Tax Decision in respect of the Company's Subsidiaries.

  Discretion over use of proceeds.

  Absence of a public market for certain of the securities.

  Unsecured debt securities.

  Effect of changes in interest rates on debt securities.

  Effect of fluctuations in foreign currency markets on debt securities.

  Trading price of Common Shares and volatility.

Additional information on these and other factors is discussed under the heading "RISK FACTORS" in this prospectus and in the documents incorporated by reference herein including in the 2022 MD&A (as defined herein) under the heading "Risks and Uncertainties" and in the 2022 AIF (as defined herein) under the heading "Risk Factors", as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE at Suite 855, 789 West Pender, Vancouver, British Columbia, V6C 1H2 (Telephone 604-664-1078) Attn: Chief Financial Officer. Such documents are also available without charge to shareholders and other interested parties through the "Investors" portion of the Company's website at www.hiveblockchain.com as well as on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.SEC.gov. The filings of the Company available on the Company's website, SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this short form base shelf prospectus:

  the Company's annual information form for the year ended March 31, 2022, dated as at July 19, 2022 and filed on July 19, 2022 (the "2022 AIF");
  the Company's unaudited condensed interim consolidated financial statements for the three and nine months ended December 31, 2022 and 2021 and filed on February 20, 2023;
  the Company's management's discussion and analysis for the three and nine months ended December 31, 2022 and 2021 and filed on February 20, 2023 (the "Interim MD&A");

  the Company's audited consolidated financial statements for the years ended March 31, 2022 and 2021, the notes thereto and the independent auditor's report thereon, filed on July 19, 2022;

  the Company's annual management's discussion and analysis for the year ended March 31, 2022, dated as at July 19, 2022 and filed on July 19, 2022 (the "2022 MD&A");

  the information circular dated November 10, 2022 with respect to the annual general meeting of the Company's shareholders ("Shareholders") to be held on December 20, 2022, filed on November 22, 2022;
  the statement of executive compensation for the year ended March 31, 2022 posted to SEDAR on August 18, 2022;

  the material change report dated April 8, 2022 related to its March 2022 cryptocurrency production;

  the material change report dated May 4, 2022 related to its April 2022 cryptocurrency production;

  the material change report dated May 11, 2022 related to the proposed consolidation (the "Consolidation") of the Common Shares on the basis of five (5) pre-Consolidation Common Shares for one (1) post Consolidation Common Share;

  the material change report dated May 24, 2022 related to the completion of the Consolidation;

  the material change report dated June 9, 2022 related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of May 2022;
  the material change report dated July 5, 2022 related to the delay in certain annual filings, including the Company's annual report on Form 40-F and the 2022 MD&A;
  the material change report dated July 7, 2022 related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of June 2022;
  the material change report dated July 13, 2022 related to the announcement of the Company's delayed annual filings;
  the material change report dated July 13, 2022 related to an update regarding the Company's delayed annual filings;
  the material change report dated July 20, 2022 related to the Company's financial review and results for the year ended March 31, 2022;
  the material change report dated August 5, 2022 related to related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of July 2022;
  the material change report dated August 16, 2022 related to the Company's earnings report for the first quarter ended June 30, 2022;
  the material change report dated August 17, 2022, which amended the material change report dated August 16, 2022, in order to present the actual press release disseminated on August 16, 2022;
  the material change report dated August 26, 2022 related to the grant of stock options and restricted share units to certain employees, officers and consultants of the Company;
  the material change report dated September 2, 2022 related to the Company's establishment of a US$100 million at-the-market equity program;
  the material change report dated September 6, 2022 related to the Company's production figures for the month of August, 2022 and the appointment of Gabriel Ibghy as General Counsel;
  the material change report dated October 12, 2022 related to the Company's corporate update after the Ethereum merge and its production figures for the month of September, 2022;
  the material change report dated November 7, 2022 related to the Company's production figures for the month of October, 2022;
  the material change report dated November 15, 2022 related to the Company's earning report for the quarter ended September 30, 2022;
  the material change report dated December 9, 2022 related to the Company's production figures for the month of November, 2022;
  the material change report dated December 22, 2022 related to the results of the Company's annual meeting of shareholders for the year ended March 31, 2022 and a corporate update for the Company's fiscal third quarter ended December 31, 2022;
  the material change report dated January 9, 2023 related to the Company's production figures for the month of December, 2022 and the calendar year 2022;
  the material change report dated January 13, 2023 related to the Company's commercial deployment of the HIVE BuzzMiner;

  the material change report dated January 17, 2023 related to the appointment of Mr. Aydin Kilic as President & Chief Executive Officer;
  the material change report dated February 7, 2023 related to the Company's production figures for the month of January, 2023;
  the material change report dated February 15, 2023 related to the Company's late filing of interim financial statements;
  the material change report dated February 21, 2023 related to the Company's earnings report for the third quarter ended December 31, 2022;
  the material change report dated March 3, 2023 related to the Company's production figures for the month of February, 2023;
  the material change report dated March 20, 2023 related to the filing of the preliminary short form base shelf prospectus dated March 16, 2023; and
  the material change report dated April 17, 2023 related to the Company's production figures for the month of March, 2023.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus.

A prospectus supplement containing the specific terms of any offering of the Company's securities will be delivered to purchasers of the Company's securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company's securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon the Company's filing of a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all interim financial statements, material change reports and information circulars filed prior to the commencement of the Company's financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of the Company's securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon a new annual information form being filed by us with the applicable securities regulatory authorities during the term of this prospectus for which the related annual comparative consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this prospectus, such business acquisition report shall no longer be deemed to be incorporated into this prospectus for the purpose of future offers and sales of the securities hereunder. Upon a new information circular of the Company prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular of the Company, if prepared in connection with solely an annual general meeting of the Company, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

References to the Company's website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended March 31, 2022	Year ended March 31, 2021
	(expressed in Canadian dollars)
High	1.3856	1.2942	1.2942	1.4217
Low	1.3288	1.2329	1.2040	1.2455
Average	1.3578	1.2603	1.2536	1.3219
Closing	1.3544	1.2678	1.2496	1.2575

On April 28, 2023, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3578.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled "RISK FACTORS", as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated in the Province of British Columbia on June 24, 1987 under the Business Corporations Act (British Columbia) under the name "Carmelita Petroleum Limited". The Company changed its name first on September 26, 1996 to "Carmelita Resources Limited", then on July 4, 2000 to "Pierre Enterprises Ltd.", then on February 1, 2011 to "Leeta Gold Corp.", and finally on September 15, 2017 to "HIVE Blockchain Technologies Ltd.".

The Company's head office is located at Suite 855, 789 West Pender, Vancouver, British Columbia, V6C 1H2, and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Company's Common Shares are listed for trading on the TSX Venture Exchange (the "TSXV") under the trading symbol "HIVE" as well as on Nasdaq under the symbol "HIVE", and on the Open Market of the Frankfurt Stock Exchanges under the symbol "HBFA.F".

Subsidiaries

The table below lists the principal subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
HIVE Blockchain Iceland ehf.	Iceland	Computer equipment
HIVE Blockchain Switzerland AG	Switzerland	Cryptocurrency inventory
HIVE Digital Data Ltd.	Bermuda	Cryptocurrency inventory
Bikupa Datacenter AB	Sweden	Computer equipment
Bikupa Datacenter 2 AB	Sweden	Computer equipment
9376-9974 Québec Inc.	Québec	Computer equipment
HIVE Atlantic Datacentres Ltd.	New Brunswick	50 MW substation, land, buildings, and computer equipment
HIVE Performance Computing Ltd.	Bermuda	High performance computing ("HPC") software products

Note:

(1) In addition to the subsidiaries noted above, the following corporations are subsidiaries of the Company: Liv Eiendom AS (Norway), wholly owned by HIVE Blockchain Technologies Ltd.; HIVE Performance Cloud Inc. (Quebec), a wholly owned subsidiary of HIVE Performance Computing Ltd.. See the 2022 AIF under the heading "Corporate Structure - Intercorporate Relationships".

Summary Description of the Business

The primary business of the Company is the provision of computing capacity which is most commonly, but not exclusively, used to secure a distributed network by creating, verifying, publishing and propagating blocks in the blockchain in exchange for rewards and fees denominated in the native token of that network (i.e. Bitcoin), referred in this Prospectus as "mining" or "cryptocurrency mining".

For the purposes of this section "THE COMPANY - Summary Description of the Business":

"Bitcoin" shall refer to the native token of the Bitcoin Network which utilizes the SHA-256 algorithm. Bitcoin is a peer-to-peer payment system and the digital currency of the same name which uses open source cryptography to control the creation and transfer of such digital currency, with "Bitcoin Network" meaning the network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties, and "SHA-256" meaning a cryptographic Hash algorithm. SHA-256 generates an almost-unique 256-bit (32-byte) signature for a text. The most well-known cryptocurrencies that utilize the SHA-256 algorithm are Bitcoin and Bitcoin Cash;

"Blockchain" shall refer to an immutable, decentralized public transaction ledger which records transactions, such as financial transactions in cryptocurrency, in chronological order. Bitcoin and Ethereum are examples of well-known and widely distributed blockchains;

"Ether" or "Ethereum" shall refer to the native token of the Ethereum Network which prior to the "Merge" utilized the ethash algorithm. Ethereum is a global, open-source platform for decentralized application, and prior to the "Merge", the "Ethereum Network" meant the network of computers running the software protocol underlying Ethereum and which network maintained the database of Ether ownership and facilitated the transfer of Ether among parties;

"GPU" shall refer to a graphics processing unit, a programmable logic chip (processor) specialized for display functions and effective at solving digital currency hashing algorithms;

"Hash" shall refer to the output of a hash function, i.e. the output of the fundamental mathematical computation of a particular cryptocurrency's computer code which miners execute, and "Petahash" and "Exahash" or "PH" and "EH" mean, respectively, 1x1015 Hashes and 1x1018 Hashes; and

"Hashrate" shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a miners hashrate normalized by the total hashrate of the network.

The Company operates in one segment, being the provision of data servers for the purposes of generating computational power which is commonly used for mining and sale of digital currencies. The Company operates state- of-the-art green energy-powered data centre facilities in Canada, Sweden, and Iceland at which the Company provisions computational power. The Company then applies the computational power primarily for the mining of digital currencies, including Bitcoin, continuously on the cloud. The Company utilizes GPU and ASIC SHA-256 computing equipment for its cryptocurrency operations and is investigating other high efficiency computing applications of its GPU equipment, such as artificial intelligence and graphic rendering as well as private blockchain computing, which are becoming more widespread as the blockchain technology grows and develops.

As of the date hereof, HIVE operates at seven data centre sites. More detailed information regarding the business of the Company as well as its mining operations can be found in the 2022 AIF under the heading "DESCRIPTION OF THE BUSINESS - Description of the Business". The Company's operating and maintenance expenses are comprised of electricity to power its computing equipment as well as cooling and lighting and other aspects of operating computer equipment. Other site expenses include leasing costs for the facilities, personnel salaries, internet access, equipment maintenance and software optimization, and facility security, maintenance and management.

The Company's facilities are strategically located in geographical locations where electricity costs are low due to an abundance of green energy, such as hydro power and geothermal energy.

Current Mining Capacity and Revenue

As of March 2023, the Company installed 5,800 BuzzMiner ASICs and as a result of this installation, as of the date hereof, the Company's daily revenue is approximately US$280,000, generated through 3,370 PH/s of Bitcoin mining capacity (this includes approximately 3,170 PH/s from the Company's fleet of ASIC miners and 200 PH/s from its fleet of GPU miners). The Company may elect to retire and upgrade existing machines with newer machines to improve hashrate efficiency, instead of focusing on hashrate growth on a forward-looking basis.

As of the date hereof, the Company's total Bitcoin ASIC mining capacity is 3,170 PH/s, which includes:

Location	Current Capacity	Future Plans for Expansion, Upgrades, Retirement
New Brunswick	1,080 PH/s active as of the date hereof, with an additional 370 PH/s of infrastructure and equipment active but on standby. There are approximately 16,000(2) ASIC miners operating at this location.	There is 16 MW of additional capacity which can be populated with approximately 5,000 ASIC mining rigs to produce approximately an additional 550 PH/s.
Quebec	675 PH/s active. There are approximately 8,200 ASIC miners operating at this location.	The Company is currently evaluating whether to upgrade approximately 7,000 miners, which have an efficiency of 38 Joules per terahash ("J/TH") and can be upgraded to 30 J/TH or better. Additionally, there are approximately 4 MW of available capacity which can operate an additional 1200 ASIC mining rigs.

Sweden

675 PH/s active with an additional 165 PH/s equivalent being generated through GPU based operations. There are of approximately 4,800 ASIC miners operating at the facilities located in Boden, Sweden and Lulea, Sweden in aggregate and an additional approximately 1,100 ASIC miners operating at the facility located in Robertsfors, Sweden, for a total of 5,900 ASICs in Sweden.

There are no interim plans to upgrade or expand in Sweden, as a large fleet of BuzzMiner ASICs were installed in Boden recently. There are approximately 2 MW of available capacity in Boden, Sweden which can operate an additional 600 ASIC mining rigs.

Additionally, approximately 200 PH/s is generated from our GPU fleet of 37,000 Nvidia GPUs.
Iceland	260 PH/s active. There are approximately 2,700 ASIC miners operating at this location.	The Company intends to add an additional 800 new generation mining units to its locations in Iceland which would add an additional 88 PH/s active in this country.

Note:

(1) In aggregate, HIVE has approximately 32,800 AISC miners in active operation as of the date hereof.

(2) As at December 31, 2022, there were approximately 17,300 active AISC miners located at the HIVE New Brunswick Facility. Between January 1, 2023 and March 31, 2023, the Company relocated 1,300 of these ASIC miners in addition to 700 ASIC miners which were not installed at that time, to the HIVE Lachute Facility, resulting in a total of 16,000 ASIC miners remaining at the HIVE New Brunswick Facility.

Custodial services for digital currencies

HIVE does not self-custody its digital currencies. The Company holds its digital currencies in secure storage wallets, with Fireblocks Inc. ("Fireblocks"), which is headquartered in New York, and also at Bank Frick ("Bank Frick" and together with Fireblocks, the "Custodians"), which is headquartered in Liechtenstein. The Custodians are responsible only for safeguarding the cryptocurrency assets of the Company. Neither the Company nor the Custodians process cryptocurrency asset payments for the Company or for others. Neither of the Custodians uses a sub-custodian and neither is a related party of the Company. Bank Frick is regulated by the Liechtenstein financial market authority and is the foreign equivalent of a Canadian financial institution (as that term is defined in National Instrument 45-106 Prospectus Exemption). The Company is not aware of anything with regards to the Custodians' operations that would adversely affect the issuer's ability to obtain an unqualified audit opinion on its audited financial statements. As at December 31, 2022, the percentages of the Company's cryptocurrency assets held by Fireblocks and Bank Frick were approximately 99% and 1%, respectively. As at December 31, 2022, the quantity and dollar value of the Company's cryptocurrency assets were 2,372 Bitcoin, with a market value of approximately US$38.9 million.

The Company has conducted due diligence on its Custodians and has not identified any material concerns. It routinely reviews and verifies its asset balances on public blockchain explorers. In order to monitor Fireblocks, the Custodian at which the large majority of the Company's assets are held, the Company relies on system and organization controls provided by a SOC 2 Type II report, undertaken by an independent audit firm. Management of the Company is not aware of any security breaches or other similar incidents involving either of the Custodians which resulted in lost or stolen cryptocurrency assets. In the event of an insolvency or bankruptcy of the Custodians, the Company would write off as losses any unrecoverable cryptocurrency assets.

The Company has chosen to continue to use Bank Frick as custodian due to its track record in the industry. Bank Frick has acted as custodian for the Company since its early stages and was one of the few institutions that readily accepted cryptocurrency companies in Europe after changes in Switzerland greatly limited banks from operating in the cryptocurrency industry. In addition, Bank Frick permits the Company to maintain accounts in both fiat currency as well as cryptocurrency, and consequently, upon sales of cryptocurrency, the proceeds can be deposited into the Company's account with Bank Frick that is denominated in US dollars.

Fireblocks was chosen as the Company's second and primary custodian after they had announced in December 2019 that they had completed an examination and received a SOC 2 Type II certification. In general, a SOC 2 Type II certification is issued by an outside auditor and evaluates the extent to which a vendor complies with five trust principles based on the systems and processes in place. These five principles include the following (collectively, the "Trust Services Criteria"):

  "Security", which addresses the safeguarding of system resources and assets against unauthorized access;

  "Availability", which addresses the accessibility of the system as stipulated by the applicable service agreement between vendor and customer;

  "Processing Integrity", which addresses whether or not a system achieves its purpose;

  "Confidentiality", which addresses whether access and disclosure of data is restricted to a specified set of persons or organizations; and

  "Privacy", which addresses the system's collection, use, retention, disclosure and disposal of personal information in conformity with an organization's privacy notice.

The most recent SOC 2 Type II certification received by Fireblocks was based on an examination of its platform for the period from September 1, 2021 to August 31, 2022 (the "2022 SOC 2 Report"). The 2022 SOC 2 Report concluded that the controls implemented by Fireblocks were suitably designed to meet Fireblocks' service commitments and system requirements based on the applicable Trust Services Criteria. As a result of their nature however, the controls implemented by a service organization such as Fireblocks may not always operate effectively or continue to meet the applicable Trust Services Criteria. It is impossible to predict the future applicability of any evaluation regarding the suitability of design or operating effectiveness of the controls used by Fireblocks, as these are subject to the risk that the systems or controls used may change or become ineffective. Additionally, the conclusion of the 2022 SOC 2 Report is based on the assumption that the controls in place were effectively applied by user entities and any subservice organizations engaged by Fireblocks, which may not always be the case.

As of the date hereof, the Company's only material custodian is Fireblocks. The Company relies primarily on Fireblocks as it compiles documented controls that can be provided to the Company, such as the SOC 2 Type II certification, which are viewed as instrumental in providing verification to third parties that appropriate controls have been put in place.

Fireblocks is a wallet infrastructure provider and a digital asset security firm which was backed in its early stages by the investment arm of Fidelity International Ltd. Fireblocks utilizes multi-party computation technology to secure private keys to assist its customers to securely self-custody and transfer cryptocurrency assets among counterparties, and consequently, does not directly hold the Company's cryptocurrency inventory. Fireblocks stores two of the Company's three key shares on servers located in the United States and operated by Microsoft Azure, a cloud computing service operated by Microsoft Corporation, and International Business Machines Corporation; the Company maintains the third key share in the secure enclave of authorized user's mobile devices. All three key shares are required in order to execute a transfer of cryptocurrency from the secure storage wallet.

As at December 31, 2022, the Company had elected to maintain 99% of its cryptocurrency with Fireblocks primarily due to the comfort provided by the SOC 2 Type II certification, undertaken by an independent audit firm, and for which Fireblocks undergoes a review on an annual basis. Such reports are not applicable to Bank Frick or other large cryptocurrency custodians at this time. The Company reviews the SOC 2 Type II report to ensure it maintains a secure technology infrastructure and the security systems designed to safeguard cryptocurrency assets are operating effectively. To date, the Company has not identified any material concerns based on its review of the SOC 2 Type II report.

Fireblocks also maintains an insurance policy which covers technology, cyber, and professional liability, and has received an "A" rating by A.M. Best based on the strength of the policy. The Company is not aware of any security breaches or incidents involving Fireblocks, or of any other limitations on Fireblocks's insurance.

The Company further believes that the SOC 2 Type II certification better addresses the commentary of the Canadian Public Accountancy Board and the Canadian Securities Administrators continuing review and guidance in respect of custodial controls and security of cryptocurrency assets.

The Company has not been able to insure its mined digital currency, nor do either of the Custodians maintain any insurance over the cryptocurrency assets they hold, as of the date hereof. The Company views the risk of loss or theft as low, as its assets are maintained in secure storage with its Custodians. Given the novelty of digital currency mining and associated businesses, insurance of this nature is generally not available, or uneconomical for the Company to obtain which leads to the risk of inadequate insurance cover. Further information regarding the Company and its business is set out in the 2022 AIF, 2022 MD&A and Interim MD&A, all of which are incorporated by reference herein.

Fireblocks License Agreement

The commercial relationship between the Company and Fireblocks is governed by a license agreement entered into on September 28, 2020 (the "Fireblocks License Agreement"). Pursuant to the terms of the Fireblocks License Agreement, the Company is entitled to a non-exclusive, non-sublicensable, and non-transferable license to access the custodial services provided by Fireblocks. Specifically, these services include a cryptocurrency wallet that stores private and public keys, interacts with various blockchains and enables the Company to monitor its balances of assets, as well as a number of optional services the Company may opt-in to from time to time. A full list of the optional services can be found in Appendix A of the Fireblocks License Agreement which has been posted to the Company's SEDAR profile. The Fireblocks License Agreement was renewed for an additional one-year term on October 15, 2022.

Either the Company or Fireblocks may terminate the Fireblocks License Agreement at any time by giving written notice if the other party is in breach or default of any material provision, and fails to cure the breach or default within thirty (30) days after being given such notice. If the Company does not pay two consecutive monthly invoices, Fireblocks may suspend, block and/or restrict the Company's access to the system upon providing ten (10) days prior notice of such suspension or termination to the Company.

Coincover

In January, 2023, the Company and Fireblocks entered into a Letter Agreement for the provision of additional services contemplating disaster recovery procedures through Digital Asset Services Ltd (trading as "Coincover") a third-party provider which covers until January 17, 2024. The Company is in the process of implementing these services provided by Coincover.

Through Coincover's services, HIVE will be able to, together with Coincover, recover lost private key shares held by Fireblocks and/or the Company, in order to have full access to the entire private key share. In addition, HIVE will consent to Fireblocks sharing with Coincover a disaster recovery passphrase, which shall serve as an additional passphrase that is held by Coincover to allow HIVE to recover its private key share.

Share Consolidation

On May 24, 2022, the Company completed a share consolidation of the Common Shares on the basis of five (5) pre-consolidation Common Shares for one (1) post-consolidation Common Shares (the "Consolidation"). As of the date immediately prior to the Consolidation, there were 411,209,923 Common Shares issued and outstanding. Effective market open on May 24, 2022, the Consolidation was completed and there were 82,241,984 Common Shares issued and outstanding, and the exercise terms of the November 2021 Warrants were adjusted such that post-Consolidation, five (5) November 2021 Warrants are now exercisable for one (1) post-Consolidation Common Share, upon the payment of an adjusted price of C$30.00.

Non-Cash Impairment Losses

As disclosed in the Interim MD&A, the Company recorded non-cash impairments of $13.3 million on goodwill and intangibles related to the acquisition of GPU Atlantic Inc., $27.3 million on equipment deposits, and $71.4 million on miner equipment. These non-cash impairments were necessary under required accounting treatment due to the low price of cryptocurrencies at the date of the relevant reporting periods. These non-cash impairments are a direct result of the price of cryptocurrencies and does not have an impact on the Company's operations and strategy. It does highlight the potential volatility of the price of cryptocurrencies.

The table below summarizes the impairment losses of the Company as disclosed in its recent financial statements and management's discussion and analysis.

Quarterly Reporting Period	Loss Incurred	Description
Year ended March 31, 2019	An aggregate of $90,927,728, composed of: $49,175,000 data center equipment; $26,750,000 cloud mining rights; and $15,002,728 land.	Impairment loss on data center equipment, cloud mining rights and land. The data center equipment and cloud mining rights impairments were required under assessments made by management as indicators of impairment existed due to the significant drop in the price of the underlying currencies of Ethereum, Ethereum Classic, and Bitcoin.
		Land impairment is as a result of management's conclusion that it was not probable that it would be able to meet the development conditions of having development done by March 2023. As a result, the land development rights were determined to be impaired and written down to $nil.
Year ended March 31, 2021	$23,442,219	Impairment loss on sale of Boden Technologies AB. In management's view, this does not have a negative impact on the Company's operations and strategy. The loss is as a result of the sale of a subsidiary that had an ongoing dispute with the Swedish Tax Authority ("STA") which had potential liability to the STA, the net of which was approx. $18.4 million. The sale of Boden Technologies AB removes this STA dispute from the continuing operations of the Company.
Year ended March 31, 2022	An aggregate of $13,330,029, composed of: $13,154,585 goodwill; and $175,443 intangible assets.	Impairment charges on goodwill and acquired intangible assets. Management tested the goodwill and acquired intangible assets arising from the April 2021 acquisition of GPU Atlantic Inc. for impairment. Impairments were required under assessments made by management as indicators of impairment existed due to the significant drop in the price of the underlying currency of Bitcoin which was over
		$60,000 at the time of acquisition.
Quarter ended June 30, 2022	An aggregate of $11,014,558, composed of: $6,336,558 miner equipment; and $4,678,000 equipment deposits.	Impairment losses on miner equipment and deposits. Management saw indicators of impairment as a result of the price of Bitcoin decreasing from approximately $47,000 at the beginning of the period to $21,000 at the end of the period. This change in the Bitcoin market price resulted in replacement costs of our existing equipment being lower than our equipment cost base.

		The deposit impairment resulted from an assessment of the equipment that the deposits were attributable to and the resultant market price of that equipment that was contracted for had decreased along with the price of Bitcoin.
Quarter ended September 30, 2022	$26,236,544	Impairment loss on miner equipment. Management continued to see indicators of impairment as a result of the price of Bitcoin decreasing and maintaining relatively stable, although low during this period, compared to previous periods. This continued level of Bitcoin prices necessitated management to alter its outlook for the impairment process as it related to future Bitcoin prices as it is necessary to be conservative in these processes. This pricing outlook resulted in additional impairments being required to be taken.

Quarter ended December 31, 2022	An aggregate of $61,496,945, composed of: $38,843,658 miner equipment; and $22,653,287 equipment deposits.	Impairment losses on miner equipment and deposits. Management continued to see indicators of impairment as a result of the price of Bitcoin decreasing again during the period from approximately $19,400 at the beginning of the period to $16,500 at the end of the period. This decrease in the Bitcoin market price resulted in replacement costs of our existing equipment being lower than our equipment cost base, and further impairments were necessary.

The deposit impairment resulted from an assessment of the equipment that the deposits were attributable to and the resultant market price of that equipment that was contracted for had fallen along with the price of Bitcoin.

Previous Financings under 2021 Base Shelf Prospectus

2021 At-the-market Financing

Pursuant to the prospectus supplement dated February 2, 2021 to the short form base shelf prospectus dated January 27, 2021 (which was subsequently amended on January 4, 2022) and an equity distribution agreement dated February 2, 2021 (the "2021 Distribution Agreement") between the Company and Canaccord Genuity Corp. ("Canaccord"), the Company established an at the market financing in Canada and raised an aggregate of US$99,499,217.

2022 Special Warrant Financing

Pursuant the prospectus supplement dated January 7, 2022 to the amended and restated short form base shelf prospectus dated January 4, 2022, the distribution of 19,170,500 units of the Company issuable without any additional payment upon the automatic exercise of 19,170,500 special warrants was qualified (the "Special Warrant Financing"). The Company raised an aggregate of C$115,023,000 under the Special Warrant Financing.

2022 At-the-market Financing

Pursuant to the prospectus supplement dated September 2, 2022 to the amended and restated short form base shelf prospectus dated January 4, 2022 and an equity distribution agreement dated September 2, 2022 (the "2022 Distribution Agreement") between the Company and H.C. Wainwright & Co. ("H.C. Wainwright"), the Company established an at the market financing in the United States (the "2022 ATM Financing"). Pursuant to the 2022 ATM Financing, the Company distributed Common Shares from time to time through H.C. Wainwright, as agent, for the distribution of Common Shares pursuant to the offering of Common Shares in accordance with the terms of the 2022 Distribution Agreement (the "2022 ATM Program"). Sales of Common Shares in the 2022 ATM Financing were deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). On February 7, 2023, the Company terminated the 2022 ATM Program. The Company sold an aggregate of 1,306,474 Common Shares at prevailing market prices for gross proceeds of US$3,941,736, and the Company paid a commission in the aggregate of US$118,252 to H.C. Wainwright, pursuant to the 2022 ATM Program.

Use of Proceeds

HIVE acquired 1,740,000 ASIC chips from Intel for an aggregate cost of approximately US$20,000,000. HIVE then assembled those chips into 5,800 Intel Blockscale ASIC miners from a manufacturer for an aggregate cost of approximately US$10,500,000, which have been installed and put into operation at the Boden Facility. This total sum of approximately US$30,500,000 includes deposits made to secure long lead time supply chain components with our Original design manufacturer for the BuzzMiner ASIC. The actual unit cost of the initial batch of BuzzMiners ASICs that were purchased in 2022 was US$4,500, or about $35/TH based on the 130 TH/s output. Of the US$10,500,000 paid to the manufacturer, approximately US$6,900,000 has been utilized on the production of BuzzMiner systems, with the balance of US$3,600,000 being deposited with the manufacturer to secure supply chain components for future BuzzMiners builds.

HIVE upgraded its fleet of GPUs and acquired NVIDIA GPUs using approximately US$66,500,000 from proceeds which have been installed and put into operation at the HIVE Sweden Facility, composed of the acquisition of (i) approximately 4,600 model RTX A40 GPUs for approximately US$19,500,000; (ii) approximately 400 model RTX A6000 GPUs for approximately US$1,700,000; (iii) approximately 20,000 model A4000 GPUs for approximately US$20,000,000; and (iv) approximately 12,000 model RTX A5000 GPUs for approximately US$24,700,000.

At the HIVE New Brunswick Facility, HIVE has completed construction of the 70 MW data center campus at a cost of approximately US$20,000,000, expanding its access to power from 30 MW to 70 MW. It has also fitted this expansion with 1,080 PH/s and 16,000 active ASIC miners, composed of the following costs: (i) 10,000 ASIC miners acquired from Canaan Convey Co. Ltd. ("Canaan") with an average hashrate of approximately 85 TH/s per miner and a cost of approximately $44 per TH/s for a total cost of approximately $37,400,000; and (ii) 6,000 ASIC miners acquired from Shenzhen MicroBT Electronics Technology Co., Ltd. ("MicroBT") with an average hashrate of approximately 87 TH/s per miner and a cost of approximately $35 per TH/s for a total cost of approximately

$18,300,000.

While the specified hashrate of these 16,000 miners is approximately 1,360 PH/s, the Company implemented custom firmware to improve the energy efficiency (and therefore cost efficiency) of these miners, which had the effect of reducing the total output of this fleet to 1,080 PH/s. This tradeoff is part of the Company's strategy to maximize its profitability during periods when the gross mining margin approaches the break even point as a result of lower market prices of Bitcoin.

Including the miners noted above, the Company has purchased an aggregate of 21,804 ASIC miners from Canaan over the period from May 2021 to May 2022, and approximately 8,127 miners from MicroBT over the period from May 2021 to October 2022. The following table sets forth the sources and quantity of ASIC miners at each of the Company's facilities, as well as an explanation for the difference between the figures reported as the date of 2022 AIF, being July 19, 2022:

	Source			Total as at the date Hereof	Total as at July 19, 2022	Cause of Difference
Facility	Canaan	MicroBT	All Other Sources
HIVE Sweden Facility	nil	nil	4,400(2)	4,400	1,400	1,400 Canaan miners were removed, and the Company installed 4,400 BuzzMiners.
HIVE Sweden Robertsfors Facility	1,100	nil	nil	1,100	1,100	The Company retired older Canaan miners, and replaced with newer generation Canaan miners from Hive Sweden Facility; no change to the total number of miners.
Notviken	400	nil	nil	400	N/A	N/A
Borealis Facility	1,200	nil	nil	1,200	1,200	N/A
HIVE Iceland Facility	nil	800	700	1,500	700	The acquisition of approximately 800 BuzzMiners.
HIVE Lachute Facility	3,300	3,400	1,500	8,200	6,800	Approximately 2,000 ASIC miners relocated from the HIVE New Brunswick Facility to the HIVE Lachute Facility and the retirement of approximately 600 miners at this location.
HIVE New Brunswick Facility	5,900	6,300	3,800(3)	16,000	16,400	Approximately 2,000 ASIC miners relocated from the HIVE New Brunswick Facility to the HIVE Lachute Facility and the acquisition of approximately 1,600 miners.
Total	11,900	10,500	10,400	32,800	27,600	N/A

Note:

(1) These figures exclude the quantity of GPUs installed at these facilities.

(2) These ASICs are BuzzMiner ASICs.

(3) 385 of these ASICs are BuzzMiner ASICs.

(4) As at December 31, 2022, there were approximately 17,300 active AISC miners located at the HIVE New Brunswick Facility. Between January 1, 2023 and March 31, 2023, the Company relocated 1,300 of these ASIC miners in addition to 700 ASIC miners which were not installed at that time, to the HIVE Lachute Facility, resulting in a total of 16,000 ASIC miners remaining at the HIVE New Brunswick Facility

Overall, HIVE increased its operating Bitcoin hashrate from 2 EH/s in April 2022 to 3 EH/s in March 2023. Approximately 0.6 EH/s of this increase in hashrate is attributable to the acquisition of the 1,740,000 ASIC chips and the manufacturing of 5,800 Intel Blockscale ASIC miners, described above, (of which: (i) approximately 5,000 have been installed and are operating; and (ii) the remaining approximately 800 will account for another 88 PH/s after installation scheduled for April 2023). In addition to the acquisitions described above, the Company has made a series of ASIC purchases with: (i) Canaan at an aggregate cost of approximately US$53,000,000; and (ii) MicroBT for an aggregate cost of US$30,000,000 accounting for the other approximately 0.4 EH/s increase in overall hashrate. Furthermore, HIVE's hashrate has increased from 0.7 EH/s in Summer 2021 to 2 EH/s in April 2022 from these shipments of Canaan and MicroBT miners.

The Ethereum "Merge"

The Company was negatively impacted by the event on September 15, 2022, when Ethereum undertook a planned shift from a "proof-of-work" mining protocol to a "proof-of-stake" blockchain (the "Merge"). Since that date, the Company has ceased mining Ethereum and has liquidated its Ethereum holdings. While it appears unlikely that the Bitcoin blockchain, which is central to our business, could be modified in a fashion similar to the Merge, there is no assurance that subsequent technology or innovations will not negatively affect the Bitcoin blockchain or the profitability of mining Bitcoin.

Prior to the Merge, the Company was earning on average approximately $150,000 per day in revenue from its GPU fleet of miners mining Ethereum. After the Merge when the GPU fleet were repurposed to mine alternative proof-of-work coins (which were then converted to Bitcoin), the revenue earned was approximately $30,000 per day. This corresponds to a drop in revenue from about $0.35 per unit per kilowatt-hour from mining Ethereum to approximately $0.07 per unit per kilowatt-hour mining alternative coins to earn Bitcoin.

Debt Covenants

As part of the acquisition of HIVE Atlantic Datacentres Ltd., the Company acquired a $10,978,065 (C$13,639,249) term loan (the "Atlantic Term Loan"). The facility bears interest at 3.33% per annum and a maturity date of June 30, 2024. Principal payment of C$189,434 plus interest is payable monthly. The term loan has financial ratios and minimum tangible asset covenants that must be maintained by Hive Atlantic Datacentres Ltd. As at March 31, 2022 and as at December 31, 2022, the covenant to maintain a ratio of total debt to tangible net worth equal to or less than 2:1 (the "Net Worth Covenant") was not met. The Company is not in breach of any other covenants in relation to the Atlantic Term Loan.

As of the date hereof, the Company remains in breach of the Net Worth Covenant. On June 27, 2022, the Company received a renunciation by the lender (the "Lender") of the breach with respect to the breach as at March 31, 2022. The Lender has reserved the right to modify its position in the event such breaches persist or other breaches occur. The Company has sought the renewal of renunciation in respect of the breach as at December 31, 2022. As of the date hereof, the renewal of the renunciation has not yet been obtained; however, the Lender has not demanded early repayment of the Atlantic Term Loan, the Company has no reason to believe that such renewal will not be granted, and the Company has continued to make payments to the Lender in accordance with the terms of the Atlantic Term Loan.

Compute North Renewable Energy Deal

The Company disclosed in the 2022 AIF that on March 7, 2022, it had entered into a non-binding letter of intent with Compute North LLC ("Compute North") to host 100MW of mining capacity at one of Compute North's renewable energy data centre facilities located in the State of Texas. This proposed transaction did not proceed and the Company has no contemplated plans to proceed with this transaction in the future. See the 2022 AIF under the heading "General Development of the Business - Fiscal 2022 - Compute North Renewable Energy Deal".

Notviken Facility

In January, 2023, the Company launched a new modular unit near Lulea, Sweden, in a site called "Notviken". At this site, HIVE is currently running 432 Canaan 1246 units, drawing approximately 1.5 MW of power.

Changes to Tax Laws

On February 4, 2022, the Canadian Department of Finance released for public comment a set of draft legislative proposals to implement certain tax measures. These tax measures include restricting the ability of cryptocurrency mining companies to claim back the consumption taxes they incur on purchases of goods and services made in Canada and imports into Canada. If enacted into law, the restriction on the Company's ability to claim back its consumption taxes, namely the Goods and Services Tax and Harmonized Sales Tax, which apply at combined rates from 5% to 15.0% on the cost of goods and services, could significantly add to the Company's ongoing operating costs and the costs of its capital expenditures and imports into Canada.

In the spring budget of 2023, the Swedish Parliament abolished the reduced energy tax for datacenters, effective as of July 1, 2023. As a result of this decision, it is expected that the Company's cost of energy at its HIVE Sweden Facility will increase by 0.29 Swedish Krona ("SEK") per kWh. Prior to the effective date of the abolishment of the energy tax reduction, HIVE's cost of energy at the HIVE Sweden Facility was approximately 0.30 to 0.50 SEK per kWh. Revenues from HIVE's operations at these facilities typically ranges from 0.80 to 1.00 SEK per kWh. The HIVE Sweden Facility currently represents approximately 24% of the Company's global production of Bitcoin per day.

Directors and Officers

HIVE Management Cease Trade Order

Frank Holmes, who is the Executive Chairman, Director and who was the Interim Chief Executive Officer at the time, and Darcy Daubaras who is the Chief Financial Officer, were subject to a management cease trade order issued by the British Columbia Securities Commission on June 30, 2022 (the "2022 Cease Trade Order"), in connection with the late filing of the Company's annual financial statements and management's discussion and analysis for the years ended March 31, 2022 and 2021. The 2022 Cease Trade Order was revoked on July 20, 2022 upon the filing of the relevant financial statements and management's discussion and analysis.

Appointment of Chief Executive Officer and Changes to the Composition of the Board of Directors

On January 17, 2023, the Company announced that it had appointed Aydin Kilic as the next Chief Executive Officer of the Company and that Frank Holmes would be stepping down from his role as Interim Chief Executive Officer, but would continue on as the Executive Chairman of the Company. Mr. Kilic had previously held the position of Chief Operating Officer. On January 30, 2023, Ian Mann resigned as a Director of the Company.

Compute North Bankruptcy Proceedings

Dave Perrill, who is a Director of the Company, was the founder and CEO of Compute North Holdings, Inc. (now renamed "Mining Project Wind Down Holdings, Inc.")("Compute North") from October 2017 to September 1, 2022, which filed petitions under Chapter 11 of the United States Bankruptcy Code on September 22, 2022. Following a 363 sale (under the U.S. Bankruptcy Code) of the remaining assets, the restructuring plan was formally approved by Judge Isgur in the Southern District of Texas on February 16, 2023.

Invictus Financial Cease Trade Orders

Marcus New, who is a Director of the Company, was Chief Executive Officer and a Director of Invictus Financial Inc. ("Invictus"), which was the subject of a failure-to-file cease trade order issued by the British Columbia Securities Commission ("BCSC") on September 6, 2016, for failing to file certain financial statements and management's discussion and analysis (the "2016 Invictus CTO"). The 2016 Invictus CTO was revoked by the BCSC on September 7, 2016.

RISK FACTORS

Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the risk factors and other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including the Company's 2022 AIF and the 2022 MD&A and annual financial statements, and the related notes. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Risk Factors

International conflict

International conflict and other geopolitical tensions and events, including war, military action, terrorism, trade disputes, and international responses thereto have historically led to, and may in the future lead to, uncertainty or volatility in global commodity, energy, and financial markets. Russia's recent invasion of Ukraine has led to sanctions being levied against Russia by the international community and may result in additional sanctions or other international action, any of which may have a destabilizing effect on commodity prices and global economies more broadly. The extent and duration of the current Russian-Ukrainian conflict and related international action cannot be accurately predicted at this time and the effects of such conflict may magnify the impact of the other risks identified in this prospectus supplement, including those relating to commodity price volatility and global financial conditions. The situation is rapidly changing and unforeseeable impacts may materialize and may have an adverse effect on our business, results of operation and financial condition.

Tax Decision in respect of the Company's Subsidiaries

The Company's wholly owned subsidiaries located in Sweden (Bikupa Datacenter AB ("Bikupa") and Bikupa Datacenter 2 AB ("Bikupa 2")) received decision notice of assessments (the "Decision(s)"), on December 28, 2022 and February 14, 2023 for Bikupa and Bikupa 2 respectively, from the Swedish Tax Authority (the "STA") in connection with the application of value added tax ("VAT") and its ability to recover input VAT against certain equipment and other charges in a total amount of 337.9 million Swedish Krona or approximately $32.4 million. The assessments covered the period December 2020 to June 2022 for Bikupa, and the period April 2021 to June 2022 for Bikupa 2, expressing the intent to reject the recovery of all the VAT for the periods under assessment.

The Company has filed a formal appeal in connection with the Bikupa Decision on February 9, 2023; however, there can be no guarantee that the Company will achieve a favourable outcome in its appeal. A formal appeal for Bikupa 2 in relation to the February 14, 2023, decision is pending by the Company. The Company has engaged an independent legal firm in Sweden that has expertise in these matters to assist in the appeal process. The Company does not believe that the decision has merit because in our opinion and those of our independent legal advisors, the decision is not compatible with the current applicable law and therefore the amount claimed to be owed by the Company is not probable. According to general principles regarding the placement of the burden of proof, it is up to the STA to provide sufficient evidence in support of its decision. In our opinion, the STA has not substantiated their claim. The Company is not aware of any precedent cases, authoritative literature, or other statement that supports the STA's position.

It is not yet known when this dispute will be resolved; the due process following appeals and the court ruling could extend beyond a year. Furthermore, given that the industry is rapidly developing, there can be no guarantee that changes to the laws or policies of Sweden will not have a negative impact on the Company's tax position with respect to the eligibility of the claimed VAT.

If the Company is unsuccessful in its appeal, the full amount could be payable including other items such as penalties and interest that may continue to accrue to the Company, and could have a material adverse effect on the Company.

Anticipated 2024 Bitcoin Halving

The "minting" of new Bitcoin is part of the mining process. Each time a block is created, the first transaction in the block issues a certain number of Bitcoin to the miner who created the block. Every 210,000 blocks, or roughly every 4 years, the amount of Bitcoin issued to miners in the transaction is cut in half. This is called "block reward halving" or "halving". Each halving event may have a potential deleterious impact on the Company's profitability, as fewer Bitcoin will be rewarded for each new block recorded. Based on the fundamentals of Bitcoin mining and historical data on Bitcoin prices and the network difficulty rate after a halving event, it is unlikely that the network difficulty rate and price after the halving event would remain at the prevailing level prior to the halving event, when Bitcoin rewards per block are halved; this may offset some of the impact of the halving event. Nevertheless, there is a risk that a future halving event may render the Company unprofitable and unable to continue as a going concern.

The most recent halving event occurred on May 11, 2020 when the block reward decreased from 12.5 bitcoin to 6.25 bitcoin, which means that currently there are only 900 newly minted bitcoin issued per day. Accordingly, the next halving event is expected to occur in 2024.

Risks Related to the Offering of Securities

Discretion over use of proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Absence of a public market for certain of the securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not currently intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Unsecured debt securities

The Company carries on its business through corporate subsidiaries, and the majority of its assets are held in corporate subsidiaries. The Company's results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company's subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indenture governing the Company's debt securities is not expected to limit the Company's ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company's subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See "Description of Debt Securities".

Effect of changes in interest rates on debt securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of fluctuations in foreign currency markets on debt securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Trading price of Common Shares and volatility

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Forward looking statements

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions, including procuring cryptocurrency mining equipment and acquiring or expanding facilities to operate the servers and computer equipment, or for other corporate purposes as set forth in the prospectus supplement relating to the offering of the securities.

We have set milestones in terms of growth which we intend to achieve in the coming years, which includes our intention to expand our HPC business unit. This which will require capital expenditures such as high-performance server racks in addition to any custom infrastructure which may be required to provide services to prospective customers.

Our core business includes sourcing clean energy to sell computational power for Bitcoin mining. We regularly review opportunities, which may include opportunities to procure sites that have been partially constructed with additional capacity that may be developed as an expansion project, for which funding for the construction cost would be required.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

During the financial year ended March 31, 2022, the Company had positive annual cash flow from operations. However, the Company expects cash flow from operations to potentially be unstable until the level of activity in its respective relevant business areas increases sufficiently. The Company's cash flow from operations may be affected in the future by the investment it is making to continue to develop its products and services. In the event that the Company experiences negative operating cash flow, among other things (i) the Company may reduce expenses, or (ii) the Company may sell some of its assets to generate sufficient cash to meet its and the Company's obligations as they come due. If necessary, the proceeds from the sale of securities may be used to offset any such negative operating cash flow.

In addition, the operations of the Company may be adversely impacted by COVID-19 and the Company may exercise its discretion in the use of proceeds. In particular, COVID-19 has reduced the availability of and affected the timing of delivery of mining equipment. It has also reduced the mobility of the Company's technical personnel and access to the Company's data centres. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs, in each case attributable to supply chain disruption caused by COVID-19. See "RISK FACTORS - Risks Related to the Offering of Securities - Discretion over use of proceeds."

Business Objectives and Milestones

The Company's business objectives are to increase shareholder value and continue its operations as one of the leading publicly traded data centre companies with a focus on digital asset mining and HPC, powered by green energy. The Company's expectations are based on significant assumptions and are subject to significant risks. Readers should carefully review the Use of Proceeds section of this prospectus and should also read the discussions under the headings "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" and "RISK FACTOR".

The following are the milestones set out by the Company as of the date hereof:

  the Company is undergoing an upgrade of its fleet of equipment. As of March 2023, the Company has approximately 22,000 ASIC Miners which are operating at approximately 38 J/TH. The Company estimates that, as of the date hereof, to upgrade the entire fleet to ASICs to an efficiency of 30 J/TH may cost approximately U$30,000,000. The Company believes that this could be accomplished by replacing the existing 38 J/TH machines and purchasing S19j Pro miners for an aggregate hashrate of 100 TH/s and a cost of $13.50/TH. Alternatively, to upgrade the entire fleet of machines to ASICs to an efficiency of 24 J/TH may could cost approximately US$49,000,000, which would be accomplished by replacing the 38 J/TH machines and purchasing S19j Pro miners for an aggregate hashrate of 127 TH/s and at a cost of $17.50/TH. The Company expects that this upgrade will lower the Company's average cost to mine Bitcoin without the need to expand infrastructure. The Company believes that a strategic investment in increased efficiency will position the Company for longer term profitability. The Company further notes that the approximately 22,000 ASIC miners at 38 J/TH are located as follows: (i) 12,250 located at the HIVE New Brunswick Facility; (ii) 7,000 located at the HIVE Lachute Facility; (iii) 1,500 located in the Company's facilities in Sweden; and (iv) 1,200 located in at the Borealis Facility;

  While upgrading existing ASICs is one key long term strategy to navigate the anticipated halving of Bitcoin rewards in 2024 (the "2024 Bitcoin Halving"), expanding the infrastructure footprint to operate more ASIC miners globally can be accomplished with an investment of approximately US$20,000,000 for approximately 28 MW of infrastructure. This would allow for the operation of 8,200 new generation ASICs, which would cost approximately US$13,500,000 and produce approximately 1 EH/s of Bitcoin mining capacity. Therefore, based on opportunities in the market today, it would cost the Company approximately US$33,500,000 for each 1 EH/s of expansion (including infrastructure and ASIC miners).

  During the month of March, 2023, the average revenue per PH/s per day was approximately US$74, based on prevailing market conditions.1 An increase of 1 EH/s therefore equates to an increase in revenue of US$74,000 per day. After the 2024 Bitcoin Halving, assuming no change to the price of Bitcoin or Network Difficulty (as that term is defined in the 2022 AIF), it is expected that the average revenue per PH/s per day would be approximately US$37. Historically, the Network Difficulty has adjusted after halving events, offsetting some of the effect of the halving; consequently, the actual average revenue per PH/s per day is expected to be greater than US$37.
  the Company and its manufacturing partner, in collaboration with Intel, has built, tested, and shipped 5,655 HIVE BuzzMiners Bitcoin ASIC Miners. The Company intends to complete approximately 7,345 new BuzzMiner units, which would add 808 PH/s to the Company's operating hashrate. To complete these units, the Company estimates that it may cost approximately $10,800,000. This additional investment works out to approximately $7.50/TH, for machines with 30 J/TH ASIC efficiency. This is less expensive than prevailing market prices in the range of $12-15/TH for similar machines from other vendors. On a comparative basis, the internal production of HIVE BuzzMiners provides the best return on investment (with a break-even date of approximately 190 days at the prevailing price of Bitcoin and network difficulty) based on incremental capital required to produce them. Based on the same parameters as above, an increase of 808 PH/s equates to an increase in revenue of $59,800 per day. It is expected that after the 2024 Bitcoin Halving, assuming no change to the price of Bitcoin or Network Difficulty, the increase in revenue would be approximately US$29,900 per day revenue. As mentioned above, historically, the Network Difficulty has adjusted after halving events, offsetting some of the effect of the halving.

____________________________________
1 Based on an average price of Bitcoin of US$25,000 and a Network Difficulty of 44.2T during March 2023.

  the Company is reviewing sites for potential expansion opportunities, with on average approximately 40 MW of available power capacity. The Company estimates that completing such an infrastructure build out of a data center could cost approximately US$20,000,000 to US$28,000,000, depending on project specifications. In particular, the Company continues to seek sites for data centres that can be powered using green and renewable energy, in accordance with its stated strategy. Expansion into both existing and new jurisdictions serve two purposes: first, it diversifies the Company's business operations, mitigating certain regulatory risks that are associated with more focused operations; second, it allows the Company to deploy its resources, including capital, labour, and equipment, more efficiently;
  the Company intends to expand its HPC line of operations by a factor of ten. It recently achieved a run-rate revenue of US$1,000,000 per year based on its deployment of 500 GPUs as a service HPC business. In order to achieve the Company's goal of reaching 10x growth of HPC revenue, the Company may seek to purchase approximately 450 additional data grade servers, which the Company estimates would cost an estimated US$5,000,000, in addition to US$300,000 in networking equipment and storage. The Company believes that HPC is the most profitable and highest revenue generating use of its access to power.

  While the Company has already purchased 38,000 data-centre grade GPUs which are capable of HPC, the Company must procure data center grade servers in order to operate them. Each data-centre grade server can operate 10 GPUs, and therefore an additional 450 servers can operate 4500 GPUs and would achieve the Company's goal of 10x growth. Thus this initial investment of $5,300,000 would apply to converting 4,500 of the Company's 38,000 GPUs (or approximately only 12% of our Nvidia GPUs) into HPC nodes.

2022 Business Objectives and Milestones

The following table sets forth the business objective and milestones contemplated by the amended and restated short form base shelf prospectus dated January 4, 2022, the progress of achieving these milestones, and a comparison of the actual costs spent against the estimated costs.

Business Objective	Status	Estimated Cost	Expenditures to Date
Upgrading the memory cards for all of the Company's miners at each of its data centres from 4 GB to 8 GB. The Company targeted December 2022 as the completion date for this upgrade.	Completed.	$22 million	$25 million
Expanding the Company's Bitcoin mining on the cloud.	Completed. The Company purchased 1,240 ASIC miners in November 2020 at a cost of approximately
$3.3 million and ordered a further 10,580 ASIC
	miners that were delivered throughout 2021, at a cost of $24.5 million.	$24.5 million	$27.8 million
Targeting 2 EH/s of Bitcoin cloud mining capacity by the end of March 2022.	Completed in April, 2022.	N/A	N/A
Targeting 10.0 EH/s of Bitcoin cloud mining capacity by the end of 2022.	The Company has revised this target to having 6 EH/s of Bitcoin cloud mining capacity by March 31, 2024, from its current 3 EH/s. The Company estimates that its revised target of an additional 3 EH/s would cost approximately $100 million, based on prevailing costs including 30 MW of
	infrastructure and approximately 8200 new generation ASIC miners.	$500 million.	$100 million

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company's consolidated capitalization since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three and nine months ended December 31, 2022 which have not been disclosed in this Prospectus or the documents incorporated by reference. The applicable prospectus supplement will describe any material changes and the effect of such material changes on the share and loan capitalization of the Company that will result from the issuance of Securities (as hereinafter defined) pursuant to each prospectus supplement.

PRIOR SALES

Information in respect of the Company's Common Shares that we issued within the immediately preceding twelve month period, including Common Shares that we issued upon the exercise of stock options of the Company ("Options") and the Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs") and warrants, will be provided as required in each prospectus supplement to this prospectus.

TRADING PRICE AND VOLUME

The Common Shares trade on the: (i) TSXV under the symbol "HIVE"; (ii) NASDAQ under the symbol "HIVE"; and

(iii) FSE under the symbol "HBFA.F". The Common Shares traded on the OTCQX until June 30, 2021, and on July 1, 2021, HIVE's Common Shares began trading on the NASDAQ. Trading price and volume information for the Company's securities will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If the Company offers debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 84,181,461 Common Shares and no preferred shares issued and outstanding.

In addition, as of the date of this Prospectus, there were: (i) 3,073,415 Common Shares issuable upon the exercise of outstanding stock options of the Company ("Options") at a weighted average exercise price of C$6.20; (ii) 1,919,780 Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs");

(iii) 828,978 Common Shares issuable upon the conversion of convertible debentures outstanding at a conversion price of C$15.00; and (iv) 3,573,727 Common Shares reserved for issuance on exercise of 3,573,727 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$22.92, for a total of 93,727,361 Common Shares on a fully-diluted basis.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote).

Each Common Share carries the right to one vote. Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, in the event of the liquidation, dissolution or winding-up of the Company, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of the Common Shares are entitled to share equally.

Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, the holders of the Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares.

Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in the Company's articles and in the Business Corporations Act (British Columbia).

Preferred Shares

Preferred shares of the Company do not give the holders any right to receive notice of or vote at general or special meetings of the Company. As of the date of this Prospectus, no preferred shares were issued and outstanding.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms "Company" and "HIVE" refer only to HIVE Blockchain Technologies Ltd. without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus. Convertible debt securities offered under this prospectus may only be convertible into other securities of the Company.

The Company will deliver, along with this prospectus, an undertaking to the securities regulatory authority in each province and territory of Canada that the Company will, if any debt securities are distributed under this prospectus and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any prospectus supplement offering guaranteed debt securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of NI 41-101.

The debt securities will be issued under one or more indentures (each, a "Trust Indenture"), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a "Trustee").

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedar.com.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

  the designation, aggregate principal amount and authorized denominations of such debt securities;

  the percentage of principal amount at which the debt securities will be issued;

  whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;
  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;
  the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;
  whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;
  whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

  the denominations in which the Company will issue any registered and unregistered debt securities;

  the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of Common Shares or other property;

  whether payments on the debt securities will be payable with reference to any index or formula;

  if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;
  whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary (defined below) for the global securities;
  whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;
  the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

  any events of default or covenants applicable to the debt securities;

  any terms under which debt securities may be defeased, whether at or prior to maturity;

  whether the holders of any series of debt securities have special rights if specified events occur;

  any mandatory or optional redemption or sinking fund or analogous provisions;

  the terms, if any, for any conversion or exchange of the debt securities for any other securities of the Company;

  if applicable, any transfer restrictions in respect of disqualified holders or otherwise;

  rights, if any, on a change of control;

  provisions as to modification, amendment or variation of any rights or terms attaching to the debtsecurities;

  the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued; whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Original purchasers of debt securities which are convertible into or exchangeable for other securities of the Company will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the debt security and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Company's other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Security" or "Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR at www.sedar.com.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of equity warrants;

  the price at which the equity warrants will be offered;

  the currency or currencies in which the equity warrants will be offered;

  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

  whether we will issue fractional shares;

  whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

  the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

  the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

  whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  material Canadian federal income tax consequences of owning the equity warrants;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

  any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of debt warrants;

  the price at which the debt warrants will be offered;

  the currency or currencies in which the debt warrants will be offered;

  the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

  the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;
  the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;
  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  material Canadian federal income tax consequences of owning the debt warrants;

  whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

  any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

HIVE may issue units, which may consist of one or more of Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

  the designation and aggregate number of units being offered;

  the price at which the units will be offered;

  the designation, number and terms of the securities comprising the units and any agreement governing the units;

  the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

  whether we will apply to list the units or any of the individual securities comprising the units on any exchange;
  material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and
  any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters, dealers, or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

  the designation and aggregate number of subscription receipts being offered;

  the price at which the subscription receipts will be offered;

  the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

  the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;
  the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;
  whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;
  if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;
  procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;
  any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;
  any entitlement of HIVE to purchase the subscription receipts in the open market by private agreement or otherwise;
  whether we will issue the subscription receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

  whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other HIVE securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  whether we will apply to list the subscription receipts on any exchange;

  material Canadian federal income tax consequences of owning the subscription receipts; and

  any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipts upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, Shareholders. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and onlyonce the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us a specified number of Common Shares, as applicable, at a future date or dates.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of HIVE. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (viii) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute share purchase contracts that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the share purchase contracts will be distributed.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PLAN OF DISTRIBUTION

The Company may sell the securities of the Company offered by this prospectus (collectively, the "Securities"), separately or together, to or through underwriters, dealers or agents purchasing as principals for public offering and sale by them and also may sell Securities to one or more other purchasers directly or through agents. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102), and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSXV, Nasdaq, or other existing trading markets for the Common Shares. Sales of Common Shares under an "at-the-market distribution", if any, will be made pursuant to an accompanying prospectus supplement. The volume and timing of any "at-the-market distributions" will be determined at the Company's sole discretion.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an "at-the-market distribution", no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the Common Shares in connection with an "at-the-market distribution" including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Unless stated to the contrary in any prospectus supplement, the Securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the U.S. Securities Act, except in certain transactions that are registered or exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act. Each prospectus supplement with respect to the Company's securities being offered will set forth the terms of the offering, including:

  the person offering the securities;

  the name or names of any underwriters, dealers or other placement agents;

  the number and the purchase price of, and form of consideration for, our securities;

  any proceeds to the Company from such sale; and

  any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Company's securities offered thereunder.

Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to the Company's securities offered by this prospectus will be passed upon on the Company's behalf by Peterson McVicar LLP, with respect to matters of Canadian law. In addition, certain legal matters in connection with any offering of securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP at its offices located at 1200 - 609 Granville Street, Vancouver, BC V7Y 1G6.

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors of the Company reside outside of Canada. Frank Holmes, Dave Perrill, and Susan McGee have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Digital Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

Indemnification of Directors and Officers.

Hive Digital Technologies Ltd. ("we", "us" or "our company") is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1) indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

(2) after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

"eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

• if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

• if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

• if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

• in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

• order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

• order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

• order the enforcement of, or payment under, an agreement of indemnification entered into by us;

• order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

• make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with certain of our directors and officers.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

•	is or was a director, alternate director, officer, employee or agent of our company;

•	is or was a director, alternate director, officer, employee or agent of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBIT INDEX

The following exhibits have been filed as part of this Registration Statement:

Exhibit	Description
4.1	Annual information form for the year ended March 31, 2023 (incorporated by reference to Exhibit 99.1 to the Company's Annual Report on 40-F filed with the SEC on June 30, 2023 (File No. 001-40398)).
4.2	Audited Consolidated Financial Statements for the years ended March 31, 2023 and 2022 (incorporated by reference to Exhibit 99.2 to the Company's Annual on Report 40-F filed with the SEC on June 30, 2023 (File No. 001-40398)).
4.3	Management's Discussion and Analysis for the year ended March 31, 2023 (incorporated by reference to Exhibit 99.3 to the Company's Annual Report 40-F filed with the SEC on June 30, 2023 (File No. 001-40398)).
4.4	Unaudited Condensed Interim Consolidated financial statements for the three months ended June 30, 2023 and 2022 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 6-K filed with the SEC on August 11, 2023 (File No. 001-40398)).
4.5	Management's Discussion and Analysis for the three months ended June 30, 2023 and 2022 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on August 11, 2023 (File No. 001-40398)).
4.6	Information Circular dated November 10, 2022 with respect to the annual general meeting of the Company's shareholders (incorporated by reference to Exhibit 99.5 to the Company's Current Report on Form 6-K filed with the SEC on December 12, 2022(File No. 000-40398)).
4.7	The Company's statement of executive compensation for the year ended March 31, 2022 and filed on August 18, 2022 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on August 23, 2022 (File No. 001-40398)).

4.8	Material change report dated April 17, 2023 related to the Company's production figures for the month of March, 2023 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on April 18, 2023 (File No. 001-40398)).
4.9	Material change report dated May 4, 2023 related to the Company's production figures for the month of April, 2023 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on May 5, 2023 (File No. 001-40398)).
4.10	Material change report dated May 12, 2023 related to the Company's growth plan and establishment of an at-the-market equity program (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on May 15, 2023 (File No. 001-40398)).
4.11	Material change report dated June 12, 2023 related to the Company's production figures for the month of May, 2023 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on June 27, 2023 (File No. 001-40398)).
4.12	Material change report dated June 30, 2023 related to the Company's annual revenue and production figures for the year ended March 31, 2023 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on July 3, 2023 (File No. 001-40398)).
4.13	Material change report dated July 6, 2023 related to the Company's rebranding and name change to "HIVE Digital Technologies Ltd." (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on July 10, 2023 (File No. 001-40398)).
4.14	Material change report dated July 10, 2023 related to the Company's production figures for the month of June, 2023 (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 6-K filed with the SEC on July 10, 2023 (File No. 001-40398)).
4.15	Material change report dated July 12, 2023 related to the effective date of the Company's name change and strategic expansion.

4.16	Material change report dated July 13, 2023 related to the resumption of trading on the Nasdaq (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 6-K filed with the SEC on July 13, 2023 (File No. 001-40398)).
4.17	Material change report dated August 3, 2023 related to the Company's production results for the month of July, 2023(incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 6-K filed with the SEC on August 4, 2023 (File No. 001-40398)).
4.18	Material change report dated August 11, 2023 related to the Company’s earnings report for the first quarter ended June 30, 2023 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 11, 2023 (File No. 0001-40398)).
5.1	Consent of Davidson & Company LLP
6.1	Power of Attorney (included on the signature page to this Registration Statement)
7.1	Form of Senior Indenture
7.2	Form of Subordinated Indenture
107	Calculation of Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the initial filing of this Registration Statement, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Country of Canada on August  17, 2023

HIVE DIGITAL TECHNOLOGIES LTD.
By:	/s/ Aydin Kilic
Name:	Aydin Kilic
Title:	President & Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Holmes, Aydin Kilic, or Darcy Daubaras, or any one of them, as such person’s true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the Securities Act, this Registration Statement on Form F-10 has been signed by the following persons in the capacities and dates indicated.

Signature	Title	Date

/s/ Frank Holmes		August 17, 2023
Frank Holmes	Director and Executive Chairman

/s/ Aydin Kilic	President and Chief Executive Officer (Principal Executive Officer)	August 17, 2023
Aydin Kilic

/s/ Darcy Daubaras	Chief Financial Officer (Principal Financial Officer)	August 17, 2023
Darcy Daubaras

/s/ Dave Perrill		August 17, 2023
Dave Perrill	Director

/s/ Susan McGee		August 17, 2023
Susan McGee	Director

/s/ Marcus New		August 17, 2023
Marcus New	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on August 17, 2023.

COGENCY GLOBAL INC.
as authorized representative for HIVE DIGITAL TECHNOLOGIES LTD.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.